UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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CONNECTICUT WATER SERVICE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413
March 30, 2016
Dear Shareholder:
You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., ("CWS") scheduled to be held on Friday, May 13, 2016, at the Madison Beach Hotel, 94 W. Wharf Road, Madison, Connecticut, beginning at 2:00 P.M.
At the meeting, you will be asked to: (1) elect two directors; (2) provide the Board with your advisory vote on the Company's executive compensation program; and (3) ratify the appointment of our independent auditors.
The Board of Directors unanimously recommends that you vote FOR the election of the Board's nominees for election as Directors; FOR the advisory vote on the Company's executive compensation program; and FOR the ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm.
In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement, which you are urged to carefully read.
It is important that your shares are represented and voted at the meeting, regardless of the number of shares you own or whether you plan to attend. Accordingly, please vote by mail, telephone, or Internet. It is also very helpful to us if you would call and let us know if you plan to attend the Annual Meeting. To RSVP, please call 860-664-6015, and provide your name, address, and telephone number. Directions to the Annual Meeting are printed on the back of the proxy statement and are available on the Company’s website. Your Board and executive officers look forward to personally meeting you.
Also, I am pleased to report that again this year we will be utilizing U.S. Securities and Exchange Commission rules that permit us to furnish our proxy materials to certain shareholders over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials was mailed to some of our shareholders on or about April 1, 2016. These shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them free of charge, by following the instructions in the Notice. For shareholders that opt out of Notice of Internet Availability, we will mail a full set of printed copies of our proxy materials, as we have done in prior years.
We believe that using Internet delivery for some shareholders will expedite the delivery of proxy materials, reduce printing and postage costs, and conserve natural resources.
Your interest and participation in the affairs of the Company are appreciated.
Sincerely,
ERIC W. THORNBURG
Chairman, President and Chief Executive Officer

CONNECTICUT WATER SERVICE, INC.
Notice of Annual Meeting of
Shareholders and Proxy Statement
May 13, 2016
The Annual Meeting of Shareholders of Connecticut Water Service, Inc. will be held on Friday, May 13, 2016, at the Madison Beach Hotel, 94 W. Wharf Road, Madison, Connecticut 06443, beginning at 2:00 PM for the following purposes:

1.	To elect two (2) Class I directors to serve for terms expiring in 2019;

2.	To approve a non-binding advisory resolution regarding the approval of the compensation of our named executive officers;

3.	To ratify the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the meeting.

Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 16, 2016 are entitled to vote at this meeting.
Shareholders are cordially invited to attend the meeting in person.
By order of the Board of Directors,
KRISTEN A. JOHNSON
Vice President, Human Resources and Corporate Secretary
Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.
YOU CAN VOTE IN ONE OF FOUR WAYS:

:	Visit the website listed on your proxy card to vote VIA THE INTERNET

)	Call the telephone number on your proxy card to vote BY TELEPHONE

*	Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

m	Attend the meeting to vote IN PERSON

Shareholders are invited to visit the Corporate Governance section of our website at http://www.ctwater.com or www.proxyvote.com until 11:59 P.M. on May 12, 2016 to vote your shares. Please note, if you choose to vote at www.proxyvote.com, you will need the 12 digit control number from the proxy card to view the proxy materials.

Table of Contents

General Information and Voting of Shares	1
Frequently Asked Questions	1
PROPOSAL (1) — THE ELECTION OF TWO NOMINEES FOR THE BOARD	4
Class I — Director Nominees for Election at the Annual Meeting To Serve Terms Expiring in 2019	6
Class II — Directors Continuing in Office Whose Terms Will Expire in 2017	7
Class III — Directors Continuing in Office Whose Terms Will Expires in 2018	8
CORPORATE GOVERNANCE	9
Good Governance Practices	9
Assessment of Board and Committee Performance	9
Board of Director Succession Planning	9
Board Leadership Structure	9
Board Role in Risk Oversight	10
Board Role in Talent Management and Succession	10
Board of Directors Education and Development	10
Board Independence	11
Board Committees and Responsibilities	11
Board Committee Membership and Functions	11
The Board Nomination Process	15
The 2015 Nomination Process	15
Shareholder Recommendations	15
Mandatory Retirement	16
Stock Ownership	16
Stock Ownership Guidelines	16
Stock Retention Guidelines	17
Security Ownership of Certain Beneficial Owners and Management	17
Communications with Directors	18
Certain Relationships and Related Person Transactions	18
Practices and Policies for Review and Approval of Related Person Transactions	18
Code of Conduct Policies	19
Director Compensation	19
Director Deferred Compensation Plan	21
Compensation Committee Interlocks and Insider Participation	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
Other Security Holders	22
EXECUTIVE COMPENSATION	22
Equity Compensation Plan Information	22
COMPENSATION COMMITTEE REPORT	23
COMPENSATION DISCUSSION AND ANALYSIS	24
Compensation Clawback Policy	44
Anti-Hedging Policy	44
Risk Assessment	44
Non-Officer Incentive Compensation Plan	45
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	46
2015 Summary Compensation Table	46
Grants of Plan-Based Awards for 2015	48
Outstanding Equity Awards at Fiscal Year-End 2015	48
Material Features of Equity Based Awards	49

2015 Option Exercises and Stock Vested	49
Change-in-Control and Termination Agreements	49
Post-Termination Payments and Benefits	51
Pension Benefits Table for 2015	54
Retirement Plans	54
Non-qualified Deferred Compensation Table for 2015	55
PROPOSAL (2) — THE NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	56
Material Changes to Executive Compensation	56
AUDIT COMMITTEE REPORT	59
PROPOSAL (3) — THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF BAKER TILLY VIRCHOW KRAUSE, LLP	60
Changes Relating to Independent Registered Public Accounting Firm	60
Principal Accounting Fees and Services	60
Audit Fees	60
Audit Related Fees	61
All Other Fees	61
Other Matters	62
Householding of Annual Meeting Materials	62
REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS	62
Directions to the Madison Beach Hotel	63

To Our Shareholders:

As stewards of your Company, the Board values this opportunity to share our perspective on the work that the leaders and employees of Connecticut and Maine Water undertook for our shareholders during 2015. The Board’s objective is to guide and oversee management in the creation of long-term value through the execution of a sound business and growth strategy, prudent risk management, talent development, succession planning, a commitment to corporate ethics, and responsible citizenship. In pursuit of this objective in 2015, our leadership team focused considerable attention on preparing for changes in the business and regulatory environment in which the Company will operate.

Talent Development And Succession Planning
The Board works collaboratively with our leadership team to cultivate a deep talent bench and plan for succession. In 2015, management engaged Ernst and Young, LLP ("EY") to build out robust and sustainable programs at the operating company and Board levels that show our commitment to talent management, diversity, teamwork, and positioning our Company for future growth.

Risk Management
Risk taking and risk mitigation are inherent parts of our business, and we take our responsibility for oversight of the Company’s risk profile seriously. Through the Board’s oversight, we set standards for managing and monitoring those risks within the Company. Making further progress on Enterprise Risk Management in 2015, the Board assigned the responsibility for risk oversight to the Audit Committee and management refined its Enterprise Risk Management framework and operating model for the Company, providing the Board and management with enhanced intelligence to assess, monitor and mitigate the specific risks that the Company has identified through its robust program. Cyber security is a critical priority for the entire Company. We are focused, among other things, on working with our State Regulators and EY, our strategic partner, to ensure that our program continues to effectively protect our data and critical assets.

Board Diversity, Inclusion And Annual Assessment
Our Board is composed of a highly capable and diverse group of Directors who are well-equipped to oversee the success of the business and effectively represent the interests of shareholders. We encourage you to review the qualifications, skills and experience that the Board identifies as important attributes for our Directors, which appears as a chart in this proxy statement. The Corporate Governance Committee performs an annual assessment to see that your Directors have the skills and experience to effectively oversee the Company.

Engagement And Outreach
The Board and Compensation Committee engage in ongoing discussion regarding the evaluation, compensation, and performance of the Company’s leadership team. Your views about executive compensation are important to us. At last year’s annual meeting, our advisory “say-on-pay” proposal received approximately 94.51% percent of the votes cast. Over the past year, we have noted investors feedback as part of our ongoing efforts to align our compensation programs with the interests of our shareholders. In response to your feedback, we made a number of changes to our executive compensation program including:

•	A refinement of our compensation peer group to better reflect industry and general market comparisons;

•
Focused our long-term incentive metrics to include an absolute measure of return on shareholder’s equity as well as a relative three-year average total shareholder return to ensure that our leadership team is driving strategy in alignment with the long term expectations of our shareholders;

•	Enhanced the CEO’s annual and long-term award opportunity levels to meet market averages when performance against metrics are achieved or exceeded; and
Refined metrics in our annual incentive to:

•	Focus on our commitment to the Environment by reducing lost water in our systems; and

•	Set threshold levels of performance in Customer and Employee Satisfaction significantly over “World Class Levels” as defined by our survey partner, GreatBlue Research, Inc.

Community Commitment And Social Responsibility
Sustainability is firmly entrenched in the values and principles that guide our efforts and actions. Our commitment is clear and tangible: a deep understanding of environmental, social and corporate responsibilities is among the skills that should be, and are, represented on our Board and championed by our employees through our Corporate Responsibility Committee. The Corporate Responsibility Committee focuses the Company’s commitment, success and leadership in:

•	Fostering socially responsible programs and policies;

•	Enhancing environmental stewardship, sustainability, and asset management; and

•	Consolidating the Company’s efforts to conduct our business affairs as a responsible corporate citizen.

In 2015, the Committee, through its programs, reported the following results:

•
In the last seven years the Company has improved our carbon footprint through vehicle, service delivery and telecommute activities as measured by a decrease in 500,000 miles driven and a reduction ~ 300 tons of greenhouse gases;

•	Infrastructure investments in Connecticut contributed 200 jobs in the State; and

•	Through our WICA and WISC programs, our investment to date of $86 Million in Connecticut and $8 Million in Maine enhanced service reliability & reduced lost water, chemicals, and power.

We are honored to be stewards of the beautiful and pristine water resources in our communities and are committed to programs that protect them into the future.

Your Viewpoint Is Important
We value your support, and we encourage you to share your opinions, suggestions, interests and concerns with us at Board of Directors, c/o Kristen A. Johnson, Vice President, Human Resources and Corporate Secretary, 93 West Main St, Clinton, CT 06413.

Sincerely;
Carol P. Wallace, Lead Director
Connecticut Water Service, Inc., Board of Directors

Connecticut Water Service, Inc.
Proxy Statement
2016 Annual Meeting of Shareholders
General Information and Voting of Shares
This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”, "we", "us", "our") for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Madison Beach Hotel, 94 W. Wharf Road, Madison, Connecticut, at 2:00 P.M., on May 13, 2016. In that regard, this Proxy Statement, the Company’s 2015 Annual Report to Shareholders and the Company’s Annual Report on Form 10-K are being made available via the Internet or mailed to our record and beneficial shareholders on or about April 1, 2016. In addition to this solicitation by mail, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $7,000 plus expenses, which will be paid by the Company.
Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we have chosen to furnish our proxy materials, including this Proxy Statement and the Annual Report to Shareholders, to some of our shareholders over the Internet and to provide a Notice of Internet Availability of Proxy Materials ("NOIA") by mail, rather then mailing a full set of the printed proxy materials. For other shareholders, we have elected to mail a full set of printed copies of our proxy materials, as we have done in prior years.
If you receive a NOIA, you will not receive a printed copy of our proxy materials unless you request them by following the instructions provided in the NOIA. Instead, the NOIA explains how you may access and review all of the important information contained in the proxy materials. The NOIA also explains how you may submit your proxy via telephone or the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions detailed in the NOIA.
We are mailing either our NOIA or a full set of our printed proxy materials to our record and beneficial shareholders on or about April 1, 2016. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com, which is the website referred to in the NOIA. These proxy materials will be available free of charge.
Frequently Asked Questions
What is the purpose of the Annual Meeting of Shareholders?
Shareholders are asked to consider and vote upon:

1.	To elect two (2) Class I directors to serve terms expiring in 2019;

2.	To approve a non-binding advisory resolution regarding the approval of the compensation of our named executive officers;

3.	To ratify the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the meeting.
How is a quorum determined for the Annual Meeting?
Under Connecticut law, holders of our Common Stock and Cumulative Preferred Stock — Series A may take action on a matter at the Annual Meeting only if a quorum exists with respect to that matter. With respect to each of Proposals No. 1, 2 & 3 a majority of the votes entitled to be cast on each matter by holders of our Common Stock and Cumulative Preferred Stock — Series A will constitute a quorum for action on that matter. For this purpose, only shares of our Common Stock and Cumulative Preferred Stock — Series A held by those persons present at the Annual Meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the Company as provided herein will be considered to be represented at the Annual Meeting. All shares of our Common Stock and Cumulative Preferred Stock — Series A represented at the Annual Meeting will be counted for quorum purposes without regard to abstentions or broker non-votes as to any particular item.

Who is entitled to vote?
Holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 16, 2016 are entitled to notice of and to vote at the Annual Meeting. On March 1, 2016, the Company had 10,991,923 shares of Common Stock (not including 224,605 Common Stock equivalent shares awarded under the Company's 1994 (as amended and restated in 2002), 2004 and 2014 Performance Stock Programs) entitled to vote, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the Annual Meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.
What is the difference between holding shares as a shareholder of record and in “street name”?
About four-fifths of the Company's shareholders hold their shares in “street name.” “Street name” refers to the predominant form of public company share ownership in the United States, whereby investors indirectly own, through banks, brokers and other intermediaries, the companies’ publicly-traded shares. Under Connecticut law, only the legal owners of stock on the record date are entitled to vote shares or grant proxies in connection with a shareholder meeting. Some of the key differences between these forms of ownership are described below.
Shareholder of record — If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered the shareholder of record, and these proxy materials, or a NOIA, are being sent directly to you by an agent on behalf of the Company. You have the right to grant your voting proxy to the Company or to vote in person at the Annual Meeting. You may vote by any of the methods described below.
Owning shares in “street name” — If your shares are held in a securities brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials, or a NOIA, are being forwarded to you by your broker or nominee who is considered to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and are invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card, or their own form of NOIA, for you to use in directing your broker or nominee on how to vote your shares.
How do I vote?
Shareholders of record and most shareholders holding shares in “street name” can vote in any of the following ways:
(1) You can vote through the Internet: Available to shareholders of record and through most brokers or nominees by going to the website listed on your NOIA, proxy card or voting instruction card. You will need to follow the instructions on your NOIA, proxy card, voting instruction card or voting information card and the website.
(2) You can vote by telephone: Available to shareholders of record and through most brokers or nominees by calling the toll-free number on your NOIA, proxy card, or voting instruction card. You will need to follow the instructions on your NOIA, proxy card, or proxy instruction card and follow the voice prompts.
(3) You can vote by mail: Available to shareholders of record and through brokers or nominees who received printed copies of proxy materials by signing, dating and returning your printed proxy card or voting instruction card in the enclosed postage-paid envelope provided. Shareholders receiving a NOIA can receive a printed proxy card by requesting a full printed set of proxy materials following instructions on the notice.
(4) You can vote in person at the Annual Meeting: Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the meeting. Shareholders owning shares in “street name” must obtain a “legal proxy” from the holder of record in order to vote in person at the meeting.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.
Can I change my vote?
Yes. You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for shares in “street name” by submitting new voting instructions to your broker or nominee.

How is my vote counted?
If you vote on a director nominee or on one or more of the other proposals described herein by selecting one of the options available on the proxy card or via Internet or telephone voting methods, the proxy will be voted as you have specified. However, if you do not specify your intentions on a director nominee or on one of the other proposals described herein then your vote will be counted FOR election of that director nominee or FOR the other proposals described herein.
What is a broker non-vote?
If your shares are held in “street name,” you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of establishing a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).
If you are a beneficial owner whose shares are held on the record date by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares only on the ratification of the appointment of Baker Tilly Virchow Krause, LLP even if the broker does not receive voting instructions from you. Important Information: An important change became effective in 2011 regarding broker non-votes and votes on executive compensation and certain other matters due to Dodd-Frank legislation. These rules do not permit brokers to vote on the advisory votes for executive compensation and other non-routine proposals if the broker has not received instructions from its customer, the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares on these very important proposals:
•The election of two (2) Class I directors to serve terms expiring in 2019; and
•The non-binding advisory resolution regarding approval of the compensation of our named executive officers.

We recommend that you contact your broker to assure that your shares will be properly voted.
Regardless of how you choose to vote, your interest in the affairs of Connecticut Water Service, Inc. is important and we encourage you to vote promptly on each of these very important proposals.
How will abstentions and broker non-votes be counted?
All shares of Common Stock and Cumulative Preferred Stock — Series A represented at the Annual Meeting will be counted for quorum purposes without regard to broker non-votes and abstentions. Broker non-votes and proxies marked to abstain or withhold from voting with respect to any proposal to be voted upon at the Annual Meeting generally are not considered for purposes of determining the tally of votes cast for or against such proposal and, therefore, will not affect the outcome of the voting with regard to any proposal presented at the Annual Meeting.
What vote is needed to elect the two nominated directors in 2016?
Under Connecticut law, the election of directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting. Proxies may be voted only for the number of the nominees named by the Board of Directors.
What vote is needed to approve the non-binding advisory resolution regarding the compensation of our named executive officers?
Under Connecticut law, the approval of the non-binding advisory resolution regarding the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

What vote is needed to ratify the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accountants for 2016?
Under Connecticut law, the ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

What are the voting recommendations of the Board?
For the reasons set forth below and in more detail later in this proxy statement, THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES AS FOLLOWS:

1.	FOR the election of two (2) Class I directors to serve terms expiring in 2019;

2.	FOR the non-binding advisory resolution regarding approval of the compensation of our named executive officers; and

3.
FOR the ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Board does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in these proposals and the Notice of Annual Meeting of Shareholders. However, if other matters are presented, the persons named in the proxy intend to vote on such matters in accordance with their judgment.
Who counts the votes?
Representatives of Broadridge Financial Solutions, Inc. will tally the votes and certify the results.
When and how will the voting results be published?
We will announce the preliminary voting results at the Annual Meeting of Shareholders and in a press release, and will file a Current Report on Form 8-K containing the final voting results with the SEC within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

PROPOSAL (1) — THE ELECTION OF TWO (2) CLASS I DIRECTORS TO SERVE TERMS EXPIRING IN 2019

Currently, the Company’s Amended and Restated Certificate of Incorporation provides for a Board of no less than nine or no more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until their successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings.

Connecticut Water Service, Inc.'s regulated water utility companies, the Connecticut Water Company and the Maine Water Company are committed to delivering life sustaining, high-quality water service to families and communities while providing a fair return to the Company's shareholders. The Company's directors are committed to this critical mission and work diligently to identify and recruit high-quality individuals to represent our shareholders. A cornerstone in selecting effective directors is setting relevant qualifications for the current and future needs of the Board and Company.

Director Qualifications
Directors are responsible for overseeing the Company's business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. Generally, the Corporate Governance Committee reviews both the short- and long-term strategies for the Company, the Board's succession planning outcomes and director education and development results to determine what current and future skills and experience are required of the Board in exercising its oversight function.

Qualifications for All Directors
In its assessment of each potential candidate, the Corporate Governance Committee considers the potential nominee's judgment, integrity, experience, independence, understanding of the Company's business or other related industries and such other factors the Corporate Governance Committee determines are relevant in light of the current needs of the Board. The Corporate Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Company. The Board and the Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate critical thinking, familiarity with and respect for corporate governance requirements and practices, clear business ethics, an appreciation for diversity and a commitment to sustainability. In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual's ability to ask critical, perceptive questions and simultaneously, to work collegially. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

The Board has fixed the number of directorships for the ensuing year at nine. The Corporate Governance Committee recommended, and the Board selected, two nominees for election: Ms. Heather Hunt and Mr. Eric W. Thornburg, as Class I director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected, each Class I director nominee will serve a three-year term of office that will expire at the Annual Meeting of Shareholders in 2019. Ms. Hunt and Mr. Thornburg have consented to being named in this proxy statement and will serve as directors, if elected. Of the remaining directors, the Class II term for directors Forde, Hanley and Wolf will expire in 2017. The term for Class III directors Hunter, Thibdaue, and Wallace will expire in 2018. Mr. Arthur Reeds will retire from the Board at the Annual Meeting of Shareholders in 2016, leaving the ninth board seat vacant. As such, the Corporate Governance Committee will consider qualified candidates to fill the ninth position on the Board during the remainder of 2016 and expects to select a new director for consideration by the Board as soon as practicable.

The following table summarizes the key qualifications, skills and attributes that each of the Board and Corporate Governance Committee looks for in its current directors and director nominees collectively to serve the needs of the Company and shareholders.

Director Name	E. W. Thornburg	H. Hunt	C. P. Wallace	L. J. Thibdaue	M. Hanley	R. H. Forde	B. A. Hunter	E. C. Wolf
Years on Board	10	10	13	16	17	2	1	1
Executive Leadership	✓		✓			✓	✓	✓
Finance/Capital Management	✓		✓	✓		✓	✓	✓
Financial Expertise/Literacy	✓	✓	✓	✓	✓	✓	✓	✓
Investments						✓	✓	✓
Utility Industry/Regulatory	✓	✓		✓				✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓
Government Relations	✓	✓	✓	✓	✓
Executive Compensation	✓		✓	✓		✓		✓
Public Affairs & Communications	✓	✓		✓	✓			✓
Legal		✓			✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓

DIVERSITY
Gender	Geographical Location	Age Range
Female: # 5 Male: # 3	Connecticut # 5	45 - 55 # 1
55 - 65 #7
Maine # 1
Michigan # 1
Delaware #1
Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Director Nominees Hunt and Thornburg. If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s). The biographies of each of the nominees and continuing directors in the following chart contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the specific experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company in 2016.

Class I — Director Nominees for Election at the Annual Meeting to Serve Terms Expiring in 2019
(age at 2016 Annual Meeting)

Heather Hunt
Age 50

Ms. Hunt has been Executive Director of the New England States Committee on Electricity since January 2009. From October 2003 through December 2008 she was an attorney and had a regulatory law practice in Connecticut. From 2001 to 2003, Ms. Hunt was Director of State and Local Government Affairs at United Technologies Corporation and before that she was with the Southern Connecticut Gas Company in regulatory and public policy capacities, ultimately as Vice President. Ms. Hunt served as a Commissioner of the Maine Public Utility Commission from October 1995 through May 1998 and as a Commissioner of the Connecticut Department of Public Utility Control from October 1993 through July 1995. Ms. Hunt is also the founder and president of Live On Organ Donation, Inc., a non-profit. Ms. Hunt is serving a two-year term on the Living Donor Committee of the United Network for Organ Sharing, the non-profit organization that manages the nation's organ transplant system under contract with the federal government. Skills, qualifications and attributes: Financial Expertise/Literacy; Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Government Relations; Public Affairs & Communications; Legal; Risk Management.

Eric W. Thornburg
Age 56

Mr. Thornburg has been a director since 2006. He was elected Chairman of the Board of Directors on May 8, 2007, and has been the President and Chief Executive Officer of the Company since 2006. Prior to joining the Company, Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation, from 2000 to 2004. From July 2004 to January 2006 he also served as Central Region Vice President-External Affairs for American Water. He is a graduate of Cornell University and has an MBA from Indiana Wesleyan University. Mr. Thornburg's entire career has been in the water utility industry. His experience and day-to-day leadership as Chief Executive Officer at the Company provides him with an intimate knowledge of the industry, the Company and its operations. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Government Relations; Executive Compensation; Public Affairs & Communications; Risk Management.

Class II — Directors Continuing in Office Whose Terms Will Expire in 2017
(age at 2016 Annual Meeting)

Mary Ann Hanley
Age 59

Ms. Hanley has been a director since 1999. She has served as Assistant to the President of St. Francis Hospital and Medical Center, part of Trinity Health, as Director of the Valencia Society, the endowment fund for the hospital and as liaison for government and community alliances. From January 1995 to February 1998 she was Legal Counsel to the Governor's Office, State of Connecticut and then served as Director of the State's Office for Workforce Competitiveness from 1999 - 2010. Ms. Hanley's 15 plus years of direct interaction with the Connecticut General Assembly, executive branch agencies and the state's Congressional delegation gives her expertise on the inner workings of both the state and federal governments. She currently serves as the Chair of the Board of Oak Hill School, the largest private non-profit provider of services for people with disabilities in Connecticut. Skills, qualifications and attributes: Financial Expertise/Literacy; Strategic Planning; Corporate Governance; Government Relations; Public Affairs & Communications; Legal; Risk Management.

Richard H. Forde
Age 62

Mr. Forde became a director in October 2013. He brings financial and leadership experience to the Company's Board. Prior to his retirement in 2012, his career at Cigna Corporation spanned 35 years with the last eight years as Senior Vice President and Chief Investment Officer. He was responsible for the performance of more than $23 billion in corporate portfolio and defined pension plan assets and oversaw Cigna Corporation's 401(k) plan. Mr. Forde received a B.A. in Economics from Bates College, before receiving an MBA in Finance, Accounting and Management Policy from Northwestern University. He recently served five years on the Board of Bates College. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Investments; Executive Compensation; Strategic Planning; Corporate Governance; Risk Management.

Ellen C. Wolf
Age 62

Ms. Wolf became a director in May 2015. Ms. Wolf served as Senior Vice President and Chief Financial Officer of American Water Works Company, Inc., the largest investor owned U.S. water and wastewater company, from 2006 until her retirement in May 2013. Previously, Ms. Wolf served as Senior Vice President and Chief Financial Officer of Centrus Energy (formerly USEC, Inc.) from 2003 until 2006 and as Vice President and Chief Financial Officer of American Water Works from 1999 to 2003. Since 2008, Ms. Wolf has served as a director of Airgas, Inc., and since 2013 has served as a director of Premier, Inc. and InfraREIT, LLC. Ms. Wolf also currently serves as Vice Chair on the Board of The Philadelphia Zoo. Ms. Wolf was selected to serve as a director because of her qualifications in the water and wastewater industry, her financial expertise and background in accounting, finance and business development as well has her public company board experience. Skills, qualifications and attributes: Financial Expertise/Literacy; Executive Leadership; Finance/Capital Management; Investments; Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Executive Compensation; Public Affairs & Communications; Risk Management.

Class III — Directors Continuing in Office Whose Terms Will Expire in 2018
(age at 2016 Annual Meeting)

Lisa J. Thibdaue
Age 63

Ms. Thibdaue has been a director since 2000. She was named the Vice President, Rates, Regulatory Affairs and Compliance at Northeast Utilities in January 1998 and served as Vice President, Regulatory Affairs at Northeast Utilities from 2005 until her retirement in 2013. From 1996 to 1997, she was Executive Director, Rates and Regulatory Affairs at Consumers Energy, a natural gas and electric utility located in Michigan. Ms. Thibdaue served on various American Gas Association and Edison Electric Institute Committees. She is also the past Chairman of the Advisory Board of Michigan State University Institute of Public Utilities. Ms. Thibdaue's more than 18 years' experience in rates and regulatory matters, including direct involvement with the Connecticut Office of Consumer Counsel and the Public Utilities Regulatory Authority ("PURA"), at a regulated electric utility in Connecticut provides her with extensive knowledge of the Company's regulatory environment. Skills, qualifications and attributes: Finance/Capital Management; Financial Expertise/Literacy; Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Government Relations; Executive Compensation; Public Affairs & Communications; Risk Management.

Carol P. Wallace
Age 61

Ms. Wallace has been a director since 2003. She is Chairman of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, and has served in that capacity since 2004 in addition to serving as its President and Chief Executive Officer since 1994. She is also a director of Sandstone Group, LLC, Milwaukee, WI; and a Board member of Middlesex Hospital, Middletown, CT. She served as a director of Zygo Corporation, Middlefield, CT until June 30, 2014. Ms. Wallace's more than 15 years' experience as Chief Executive Officer of a manufacturing firm with global sales gives her skills in executive leadership, including financial management, business strategy, financial accounting, and customer and employee satisfaction. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Strategic Planning; Corporate Governance; Government Relations; Executive Compensation; Risk Management.

Bradford A. Hunter
Age 60

Mr. Hunter became a director in May 2015. He was Chief Financial Officer of Dead River Company, the largest residential distributor of heating oil and propane in northern New England, from 2007 until his retirement in 2013. Previously, Mr. Hunter spent 26 years in commercial banking where he last served as Chairman and CEO of Bank of America, Maine and its predecessor, Fleet Bank of Maine. Mr. Hunter currently serves as a director of Geiger, Inc. the largest privately held distributor of promotional products in the United States. He also currently serves as a Trustee of Bowdoin College and was formerly a Trustee of Maine Medical Center. Mr. Hunter's experience both as a Chief Executive and Chief Financial Officer will provide the Board with valuable executive and financial management expertise. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Investments; Financial Expertise/Literacy; Strategic Planning; Corporate Governance; Risk Management.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL (1)

CORPORATE GOVERNANCE
In 2015, the Company’s Board met five times, including no telephonic meetings, and conducted four regular executive sessions of the independent directors without management present. In addition, the Board maintains a number of standing committees described below under the heading “Board Committees and Responsibilities.” Mr. Thornburg did not serve on any of the Board's Committees in 2015. All Directors attended at least 95% of the Company’s Board and committee meetings of which he or she was a member. All sitting directors attended the 2015 Annual Meeting of Shareholders. Directors are expected, but not required, to attend the 2016 Annual Meeting of Shareholders.
Good Governance Practices
Our Board has a commitment to strong and sustainable corporate governance. As such, we continuously review our practices to ensure effective collaboration of management and the Board. Highlights of the Board's best practices:

•	Eight of the Board’s directors and director nominees are independent, including a Lead Independent Director;

•	The Board has adopted and published Committee Charters (Charters are available at www.ctwater.com/investors);

•	The Board conducts an annual self-evaluation and a review of Board Independence;

•	The Board Committees conduct annual self-evaluations that are reviewed by the Corporate Governance Committee and the Board of Directors;

•
New directors participate in an orientation program and receive a current state briefing before their first Board Meeting. They also participate in the director education and development program immediately in their first year to hone critical skills and gain relevant information on emerging topics;

•	We have stock ownership and stock retention guidelines for our executives and directors;

•	We have policies and practices to align executive compensation with long-term shareholder interests;

•	We have a hedging policy for our officers and directors;

•	An executive compensation clawback policy was adopted by the Board in 2014;

•	The Board reviews management talent and succession annually with the CEO;

•	Executive sessions of the independent directors are held at each regularly scheduled Board meeting; and

•	There is no automatic enhancement of executive compensation upon a change-in-control.
Assessment of Board and Committee Performance
The Board and its Committees each conduct a self-evaluation at least annually. Our processes enables directors to provide anonymous and confidential feedback, which is then reviewed and addressed by the independent directors both alone in an executive session led by the Lead Director and also with members of management in order to promote the effectiveness of the Board and each Committee. The Board also reviews the Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board, each of its Committees and the Lead Director.
Board of Director Succession Planning
Our Board has a robust, year-round director succession planning process designed to provide for a highly independent, well qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board constantly evaluates the needs of the Company and adds new skills and qualifications to the Board as necessary to best position the Company to navigate through a constantly changing landscape.
Board Leadership Structure
The Board leadership model consists of a combined Chairman and Chief Executive Officer role, coupled with a strong independent Lead Director. Eric W. Thornburg is the Chairman and Chief Executive Officer (“CEO”), and Carol P. Wallace has served as Lead Director since August 15, 2013. The Board believes that the Company’s CEO is best suited to serve as Chairman because he is the director most experienced in the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading discussions on execution of the Company’s strategy.
The Lead Director has the following responsibilities:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	reviewing information sent to the Board;

•	reviewing meeting agendas for the Board;

•	reviewing Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors, if appropriate;

•	if requested by major shareholders, making him or herself available for consultation and direct communications with such shareholders; and

•	any other matters that may arise consistent with these duties and effective corporate governance.
The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry.
The Board believes the combined role of Chairman and Chief Executive Officer, together with a strong independent Lead Director, is in the best interest of shareholders because it provides the appropriate balance between Company and industry expertise in strategy development and independent oversight of management. The Lead Director is Chair of the Compensation Committee and also serves on the Audit and Corporate Finance and Investments Committees.
Board Role in Risk Oversight
The Board recognizes that the achievement of our strategic and operating objectives involves taking risks. The Board has oversight responsibility for the Company’s risk management framework, which is designed to identify, assess, prioritize, address, manage, monitor and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with management with respect to key aspects of the Company’s business, including risk assessment and risk mitigation of the Company’s top risks. In addition, the Board has tasked designated Committees of the Board with certain categories of risk management, and the Committees report to the Board regularly on these matters.
The Audit Committee reviews and assesses the guidelines and policies governing the Company’s risk management and oversight processes and assists the Board’s oversight of financial, legal, regulatory and cyber security risk and the Company’s compliance with its financial and ethics policies.
The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs and equity compensation plans, and performs the annual performance review of the CEO. For 2015, the Compensation Committee reviewed the Company’s compensation policies and practices and did not identify any policies or practices that are reasonably likely to have a material adverse effect on the Company (see page 44 for further information).
The Corporate Governance Committee is responsible for managing risks associated with management and board succession and development.
The Corporate Finance and Investments Committee manages risks associated with the merger and acquisition transactions and investments related to the defined benefit, defined contribution, welfare, non-qualified deferred compensation and supplemental executive retirement plans.
In addition, throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. The Company’s management engages with and reports to the Board of Directors and the relevant Committees on a regular basis to address high priority risks.
The Board and its committees have direct and independent access to management. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces. The existing Board leadership structure encourages communication between the independent directors and management, including those as a result of discussions between the Lead Director and the Chairman of the Board and CEO. By fostering increased communication, we believe that the current Board leadership structure leads to the identification and implementation of effective risk management strategies.
Board Role in Talent Management and Succession
The Board is actively engaged and involved in talent management, reviewing its succession and development strategy at least annually. The Corporate Governance Committee oversees the development and implementation of succession plans for the CEO and the executive officers, including detailed review of the Company’s leadership bench and plans for key positions at the senior officer level. To assist the Board, the CEO annually provides the Board with an assessment of officers and their potential and readiness to succeed to the position of CEO, developed in consultation with the Chair of the Corporate Governance Committee. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Board of Directors Education and Development
The Corporate Governance Committee maintains a Board education and development program that provides each sitting director the opportunity to enhance skills, broaden or deepen knowledge and hone leadership abilities. Each director is encouraged to invest time in their own development by attending one or more quality programs offered by nationally known and respected organizations.

Board Independence
The Company’s Common Stock is listed on the NASDAQ Global Select Market ("NASDAQ"). NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. As such, the Company's Board of Directors examines the independence of its members annually. In order for a Director to be considered independent, the Board must determine that the Director has no material relationship with the Company or its affiliates, either directly or as a partner, shareholder or officer of an organization that has such a material relationship. At a minimum, a Director will not be considered independent if, among other things, the Director:

1.	Has been employed by the Company or its affiliates in the current year or past three years;

2.
Has accepted, or has an immediate family member who has accepted, any compensation from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (except for board services, retirement plan benefits or non-discretionary compensation);

3.	Has an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

4.
Has been or has an immediate family member who has been, a partner in, a controlling shareholder or an executive officer of any organization to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities or under non-discretionary charitable contribution matching programs) that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

5.
Has been or has an immediate family member who has been employed as an executive of another entity where any of the Company’s executives serve or have served during the past three years on that entity’s compensation committee; and

6.
Is or has an immediate family member who is a current partner of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board has determined that Directors Forde, Hanley, Hunt, Hunter, Reeds, Thibdaue, Wallace, and Wolf are independent directors under NASDAQ listing rules. Mr. Thornburg, an employee of the Company, is not considered to be an independent director.
The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.
Board Committees and Responsibilities
The Board has established standing Audit, Compensation, Corporate Governance, and Corporate Finance and Investments Committees. All Committees have adopted written Charters. Copies of these Charters are available in the Corporate Governance section on the Company’s website at www.ctwater.com/investors, or by contacting the Company at the address appearing on page 62.
2015 Board Committee Membership and Functions

Name	Audit		Compensation		Corporate Governance		Corporate Finance and Investments
Mr. Forde			m		m		m
Ms. Hanley	m				m	*
Ms. Hunt			m		m
Mr. Hunter					m		m
Mr. Reeds	m						m	*
Ms. Thibdaue	m	*	m
Mr. Thornburg**
Ms. Wallace	m		m	*			m
Ms. Wolf			m				m

*	Chairman
**	Non-independent Directors do not serve on Committees of the Board.

The Audit Committee

In 2015, met five times, including three telephonic meetings.

Committee Members

Lisa J. Thibdaue (Chair)

Mary Ann Hanley

Arthur C. Reeds

Carol P. Wallace

Primary Responsibilities:

- Engaging and overseeing the Company's independent auditors (taking into account the vote on shareholder ratification), considering the independence, qualifications and performance of the independent auditors, periodically reviewing and evaluating the performance of the lead audit partner of the independent auditors and periodically considering whether there should be rotation of the independent auditors;
- Approving all audit engagement fees and terms as well as permissible non-audit engagements with the independent auditors;
- Overseeing the quality and integrity of the Company's financial statements and its related internal controls over financial reporting, including reviewing with management and the independent auditors the Company's annual and quarterly financial statements and other financial disclosures, including earnings press releases, and the adequacy of Company's internal control over financial reporting and disclosure controls and procedures;
- Reviewing with the independent auditors the overall scope and plans for their audits;
- Reviewing related person transactions;
- Reviewing and assessing the guidelines and policies governing the Company's Enterprise Risk Management and oversight processes;
- Reviewing and assessing the guidelines and policies governing the Company's Cyber Security risk management and oversight processes;
- Reviewing Company's Whistleblower program and effectiveness with the Company's Ethics Officer; and
- Establishing procedures for the Audit Committee to receive, retain and respond to the confidential, anonymous submission by employees of concerns regarding accounting and auditing matters or other federal securities law matters.

Financial Expertise and Financial Literacy:

The Board of Directors has determined that Lisa J. Thibdaue, Chairman of our Audit Committee, satisfies the criteria adopted by the SEC to serve as the "audit committee financial expert." In addition, the Board of Directors has determined that Lisa J. Thibdaue, Mary Ann Hanley Arthur C. Reeds, and Carol P. Wallace, constituting all members of our Audit Committee, are independent directors pursuant to the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the independence requirements of the NASDAQ Global Select Market (the "NASDAQ Listing Rules"), and are financially literate within the meaning of the NASDAQ Listing Rules.

Report:

The Audit Committee Report is set forth beginning on page 59 of this Proxy Statement.

Charter:

The Audit Committee Charter is available on the Company's website at www.ctwater.com/investors.

The Compensation Committee

In 2015, met three times, including one telephonic meeting.

Committee Members

Carol P. Wallace (Chair)
Richard H. Forde
Heather Hunt
Lisa J. Thibdaue
Ellen C. Wolf

Primary Responsibilities:

- Overseeing policies relating to compensation of the Company's executive officers and making recommendations to the Board with respect to such policies;
- Overseeing engagement with shareholders on executive compensation matters
- Producing a compensation committee report for inclusion in the Company's proxy statement;
- Overseeing the design of all incentive plans and programs of the Company;
- Meeting at least annually with the CEO to discuss the CEO's self-assessment in achieving individual and corporate performance goals and objectives;
- Evaluating and discussing with the independent directors the performance of the CEO and recommending the CEO's compensation to the independent directors based on the CEO's performance;
- Overseeing the evaluation of the executive officers and other key executives deemed to be under the Compensation Committee's purview and evaluating and approving the individual elements of total compensation for such officers; and
- Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any legal, compensation or other external advisors.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement.

Independence:

The Compensation Committee is comprised entirely of directors who are independent under the NASDAQ Listing Rules for directors and compensation committee members, who are also "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Section 16 of the Exchange Act.

Report:

The Compensation Committee Report is set forth on page 23 of this Proxy Statement.

Charter:

The Compensation Committee Charter is available on the Company's website at www.ctwater.com/investors.

The Corporate Finance and Investments Committee

In 2015, met six times, including two telephonic meetings.

Committee Members

Arthur C. Reeds (Chair)
Richard H. Forde
Bradford A. Hunter
Carol P. Wallace
Ellen C. Wolf

Primary Responsibilities:

- Advises the Board, as appropriate, regarding the Company's financial matters including financial policies and practices, capital structure, annual financing plans, restructuring, acquisitions and divestitures, and the issuance of securities;
- Serves as the fiduciary for the Company's Qualified Retirement Plans;
- Reviewing the Pension Trust Fund and the Company's retirement plan, the Trust Fund and plan for post-retirement benefits, the 401(k) plan and the Supplemental Executive Retirement Program, including the determination of actuarial policies, investment guidelines and investment options, as appropriate; and
- Selects, retains, and replaces investment managers, actuaries and ERISA Counsel as it deems necessary.

Independence:

The Corporate Finance and Investments Committee is comprised entirely of directors who meet the independence requirements under the NASDAQ Listing Rules.

Charter:

The Corporate Finance and Investments Committee Charter is available on the Company's website at www.ctwater.com/investors.

The Corporate Governance Committee

In 2015, met three times, including one telephonic meeting.

Committee Members

Mary Ann Hanley (Chair)
Richard H. Forde
Heather Hunt
Bradford A. Hunter

Primary Responsibilities:

- Developing criteria and qualifications for selecting director candidates and identifying qualified candidates for membership on the Board and its Committees;
- Developing and recommending to the Board corporate governance policies and practices;
- Developing and monitoring Board succession plans and overseeing the development of succession plans for the Company's CEO and other executive officers;
- Making recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees;
- Assessing and reporting to the Board on the performance and effectiveness of the Board and its Committees;
- Reviewing and reporting to the Board with respect to director compensation and benefits; and
- Reviewing the Company's key public policy issues, including sustainability initiatives.

Independence:

The Corporate Governance Committee is comprised entirely of directors who meet the independence requirements under the NASDAQ Listing Rules.

Charter:

The Corporate Governance Committee Charter is available on the Company's website at www.ctwater.com/investors.

The Board Nomination Process
The Corporate Governance Committee annually identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources, such as water industry and state industry associations. All candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Corporate Governance Committee recommends to the Board nominees that satisfy SEC and NASDAQ requirements and possess qualities previously outlined in the section titled "Director Qualifications" on page 4. The Corporate Governance Committee also considers the age and diversity of proposed nominees (broadly construed to mean a variety of opinions, perspectives, personal, and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. The Board and the Corporate Governance Committee do not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that it is essential that diverse viewpoints are represented on the Board. In addition, the Corporate Governance Committee considers whether potential director nominees live in the service regions of the Connecticut Water Company in sufficient numbers to satisfy the representation requirements of Connecticut General Statute 16-262a, and also evaluates other factors that it may deem are in the best interests of the Company and its shareholders such as:

•	A director should be highly accomplished in his or her respective field, with superior credentials and recognition;

•	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business; and

•	A director should have demonstrated the ability to work well with others.
The Nominating and Corporate Governance Committee considered several candidates for appointment to the Board of Directors in fiscal 2015. Based on the considerations described above, the Corporate Governance Committee nominated, the Board of Directors appointed and the shareholders elected directors Thibdaue, Wallace, Hunter and Wolf at the Annual Meeting of Shareholders in 2015. Mr. Hunter was recommended to the Corporate Governance committee by an officer of the Company and Ms. Wolf was recommended to the Corporate Governance Committee by the Company's Chief Executive Officer.
The Corporate Governance Committee may, under its Charter, retain at the Company’s expense one or more search firms to identify potential board candidates. In 2015, the Corporate Governance Committee did not employ an executive search firm, but it did partner with management to engage EY to work with the Board to define a Board Succession and development process to identify skills, attributes and knowledge needs for the future.
The 2015 Nomination Process
The Corporate Governance Committee met on September 24, 2015 to consider the renomination of Directors Hunt and Thornburg whose terms expire at the 2016 Annual Meeting of Shareholders. The Corporate Governance Committee reviewed the attendance, performance, skills and independence of these directors, but determined to withhold the Corporate Governance Committee’s recommendation of these director nominees to the Board until its January 2016 meeting, in order to allow interested shareholders to make either (i) recommendations to the Corporate Governance Committee for director nominees to be considered by the Board for inclusion on the Company’s proxy card, or (ii) formal director nominations, which, pursuant to the Company’s Bylaws procedures (described in section titled “Shareholder Recommendations”), were due by January 8, 2016. The Corporate Governance Committee did not receive any formal director nominations from shareholders prior to that deadline. After consideration of all candidates, the Corporate Governance Committee recommended to the Board, and the Board approved, that the number of Board members should be set at nine and that Ms. Hunt and Mr. Thornburg as Class I Directors should be submitted to shareholders as the Company’s director nominees.
Shareholder Recommendations
The Company’s Bylaws allow nomination of directors by any shareholder who is entitled to vote for the election of directors at either the Annual Meeting of Shareholders or a special meeting where directors are to be elected. Shareholder nominations must be received no later than January 14, 2017, which is 120 days prior to the first anniversary date of the prior year’s Annual Meeting of Shareholders or within 10 days of the mailing date of a Notice of Special Meeting, and must include the following:

•	name and address of person being nominated;

•	name and address of the shareholder making the nomination as they appear on the Company’s records, and the number and class of shares beneficially owned;

•
a representation that the nominating shareholder is entitled to vote at either the Annual Meeting of Shareholders or Special Meeting, and that the shareholder will attend the meeting in person or by proxy to place the nomination before shareholders;

•	a description of all understandings and agreements between the shareholder, the nominee and any other person or persons (naming such person or persons) in exchange for consideration of the nomination;

•	information regarding the nominee that would be required to be included in a proxy statement to be compliant with SEC rules; and

•	consent of the nominee that they would serve if elected.
The presiding officer at the meeting will determine if a shareholder nomination was made in accordance with the provisions of the Company’s Bylaws. If the officer determines that a nomination was not compliant with the Bylaws, he or she shall state so at the meeting and the nomination will be disregarded.
Mandatory Retirement
Under the Company's Bylaws, no director shall be eligible for election or re-election as a director of the Company after such director has attained the age of 70. As of the 2016 Annual Meeting of Shareholders Director Reeds will be required to retire from the Board under this policy. The Board wishes to thank Director Reeds for his dedicated service to the Company over the past 17 years. The Board has determined to maintain a vacancy during 2016 until such time as the Corporate Governance Committee identifies, and the Board approves, a ninth director to replace Director Reeds.

Stock Ownership
On January 23, 2014, the Board revised and enhanced its stock ownership guidelines to set expectations that the Maine Water Company President and the Company's Vice Presidents maintain certain specified levels of stock ownership. The Board believes that meaningful ownership aligns the directors' and executives' interest with those of our shareholders.

Stock Ownership Guidelines
Our executive officers and our non-employee directors are expected to obtain and maintain ownership (by Company grant and through individual purchase) of the following amount of shares of Company Common Stock.

Position / Level	Requirement
Directors

Board Member	3 times Board retainer

Executive Officers

Chief Executive Officer (CEO)	3 times base salary
Senior Vice President, Chief Financial Officer (SVP/CFO)	2 times base salary
Division President; Maine Water	1 times base salary
Vice President	1 times base salary

Shares that will count toward these guidelines include shares that the individual owns or has voting power including the power to vote, or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition of shares. Shares owned by an individual through the Company's benefit plans (e.g. 401(k)) and the 1994 (as amended and restated in 2002), 2004 and 2014 Performance Stock Plans will also count toward the stock ownership requirement. In addition, unvested time-vesting restricted stock and performance shares will count toward the stock ownership guidelines since they either have voting rights or are likely to be received.
The CEO, SVP/CFO, Maine Water Company President, Company Vice Presidents, and five of the non-employee directors' levels of individual stock ownership currently meet the ownership guidelines as measured on March 30, 2016. Once a non-employee director or executive attains his or her specified ownership guideline levels, he or she will remain in compliance with the guidelines despite any decreases in stock price or increases in base salary, as long as his or her holdings do not decline below the number of shares at the time the share ownership guidelines were met.

Stock Retention Guidelines
The Company has adopted stock retention guidelines for the Company's executive officers, the Maine Water Company President, and Company Vice Presidents, and non-employee directors.
Non-employee directors are expected to hold 75% of net of tax shares from equity grants in an amount equal to 75% of the after-tax value of such shares until the guidelines are satisfied.

Until stock ownership guidelines are satisfied, the CEO and SVP/CFO are expected to:

•	elect a minimum of 50% of their short and long-term Performance Stock Program ("PSP") awards to be paid in performance shares or restricted stock, as determined by the executive; and

•
retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees, and applicable taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock.

The CEO and SVP/CFO are expected to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that the executive satisfies our stock ownership guidelines.

Until stock ownership guidelines are satisfied, the Maine Water Company President and the Company's Vice Presidents are expected to:

•	elect a minimum of 20% of their short and long-term PSP awards to be paid in performance shares or restricted stock, as determined by the executive; and

•
retain 20% of the net shares (after payment of the applicable exercise price, if any, applicable fees, and applicable taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock.

The Maine Water Company President and the Company's Vice Presidents are expected to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that the executive satisfies our stock ownership guidelines.
Security Ownership of Certain Beneficial Owners and Management
The following table lists, to the Company’s knowledge, the beneficial ownership of the Company’s capital stock and the nature of such ownership for each director and nominee for director, for each executive officer named in the Summary Compensation Table, for all executive officers and directors of the Company as a group, and for each person who beneficially owns in excess of five percent of the outstanding shares of any class of the Company’s voting securities. Except for shares that are held as performance share units as indicated in the table's footnotes, which shares are not entitled to vote, or unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 2016, and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.  The beneficial ownership percentages have been calculated based on 11,216,528 shares of Common Stock outstanding (including 224,605 Common Stock equivalent shares awarded under the Company's 1994 (as amended and restated in 2002), 2004 and 2014 PSPs) as of such date.

The total insider ownership, individually and as a group, is less than 5% of the outstanding shares of Connecticut Water
Service, Inc.

Name of Beneficial Owners (* denotes non-employee Director)	Total Amount of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
David C. Benoit(1)	35,130	* *
Richard H. Forde*(2)	1,075	* *
Mary Ann Hanley*(2)	5,651	* *
Heather Hunt*(2)	4,949	* *
Bradford A. Hunter*(2)	503	* *
Kristen A. Johnson(3)	12,554	* *
Arthur C. Reeds*(2)	5,810	* *
Lisa J. Thibdaue*(2)	5,010	* *
Eric W. Thornburg(4)	158,981	* *
Carol P. Wallace*(2) (7)	5,582	* *
Judith E. Wallingford(5)	11,636	* *
Maureen P. Westbrook(6)	36,770	* *
Ellen Wolf*(2)	503
Total Directors, Nominees, and Executive Officers (14 persons) As a Group	289,070	2.58%
     * denotes non-employee Director
** indicates ownership of less than 1% of the class of securities

(1)	Includes 25,963 performance share units (2,361 of these units are restricted), and 9,167 directly-owned shares.

(2)	Includes 492 shares of restricted stock under the Company’s 2014 Performance Stock Program.

(3)	Includes 11,554 performance share units (1,608 of these units are restricted) and 1,000 directly-owned shares.

(4)	Includes 133,628 performance share units (18,266 of these units are restricted), and 25,353 directly-owned shares.

(5)	Includes 11,436 performance share units (2,709 of these units are restricted), and 200 directly-owned shares.

(6)	Includes 24,533 performance share units (3,070 of these units are restricted), 10,247 directly-owned shares, and 2,095 shares owned in the Company’s 401(k) plan.

(7)	Ms. Wallace's spouse owns 492 shares.
Communications with Directors
Any shareholder wishing to communicate with our Lead Director or other Company directors may do so by contacting the Company’s Corporate Secretary, at the address and telephone number listed on page 62, who will forward to the director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.
Certain Relationships and Related Person Transactions
During 2015, the Governance Committee determined that there were no related person transactions to report.
Practices and Policies for Review and Approval of Related Person Transactions
Our Board has adopted a process for related person transactions which is administered by our Corporate Secretary who reports to the Corporate Governance Committee and the Board if there are any potential conflicts of interest. Our Corporate Governance Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our Common Stock or (iii) any immediate family member of any person specified in (i) and (ii) above. Our Corporate Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
Under its Charter, the Corporate Governance Committee is responsible for review and approval of related person transactions. In the course of its review and approval or ratification of a related person transaction, the Corporate Governance Committee will consider:

•	the Company’s relationship with the related person;

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction to the related person and to the Company, including, without limitation, the amount and type of transaction;

•	whether the transaction was in the ordinary course of our business and was proposed and considered in the ordinary course of our business; and

•	the importance of the transaction to the Company.

Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Corporate Governance Committee will provide all material information concerning the transaction to the Board and appropriate Board committee.
Code of Conduct Policies
The Company’s Employee and Board of Director Code of Conduct Policies are designed to promote the highest standards of ethical and professional conduct by the Company’s Directors, executive officers and employees, and is adopted and acknowledged annually. The Code of Conduct Policies require that the Company’s Directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Conduct Policies, Directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct Policy.
The Company also has a Whistleblower Policy, which is incorporated into the Employee Code of Conduct Policy that requires Directors, executive officers and employees to comply with appropriate accounting and internal controls and establishes procedures to report any perceived wrongdoing, questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits the Company from retaliating against any Director, executive officer or employee who reports actual or apparent violations of the Employee Code of Conduct Policy. In accordance with this policy, the Company had engaged an independent third party, NAVEX Global, to accept such reports and to work with the Company to ensure that they are resolved appropriately. A copy of the Employee Code of Conduct Policy, including the Whistleblower Policy, and the Director Code of Conduct Policy, are available on the Company’s website, www.ctwater.com/investors or by contacting the Corporate Secretary at the address appearing on page 62.
Director Compensation
Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors are compensated for their service on the Board as described below. Because the Company appoints the directors of each of its wholly-owned subsidiaries, the Connecticut Water Company and the Maine Water Company, such that their respective boards of directors are identical to the Company's Board, all three of the boards' regular meetings are generally held on the same day.

The following table summarizes the compensation paid by the Company to its directors during the fiscal year-ended December 31, 2015:

Directors	Fees Earned or Paid in Cash in 2015 ($)	Stock Awards $(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R. H. Forde	34,700	17,500	—	—	—	—	52,200
M. Hanley	34,500	17,500	—	—	—	—	52,000
H. Hunt	27,500	17,500	—	—	—	—	45,000
B. A. Hunter	21,194	17,500	—	—	—	—	38,694
A. C. Reeds	43,700	17,500	—	—	—	—	61,200
L. J. Thibdaue	39,500	17,500	—	—	—	—	57,000
E. W. Thornburg(2)	—	—	—	—	—	—	—
C. P. Wallace	72,700	17,500	—	—	—	—	90,200
E.C. Wolf	19,194	17,500	—	—	—	—	36,694

(1)
All non-employee independent directors received an equity award of $17,500 in restricted Common Stock on May 7, 2015, which amount equaled 492 unvested restricted shares, based on the closing price of the Company’s Common Stock of $35.57 on the day prior to the grant date. Restrictions on the shares awarded will lapse on the first anniversary of the grant date, May 8, 2016.

(2)	Mr. Thornburg is not compensated for his Board service.

The Board's practice is to have its Compensation Committee engage an Independent Compensation Consultant to conduct a review of the Board's compensation every two years, or as necessary, to ensure it is appropriate, competitive and effective. In alignment with this strategy, the Compensation Committee retained The Wilson Group in 2015 to assess the 2015 Compensation Peer Group and recommend changes as appropriate. The Committee also engaged The Wilson Group to review its compensation arrangements for directors and compare them to director compensation practices for the Company's 2016 Regulated Utility Peer Group (a list of these peers can be found on page 35.)
The Wilson Group’s detailed competitive Director Compensation benchmarking report and presentation was discussed at the Committee’s December 2015 meeting. As a result of the data provided in this analysis the Committee recommended to the Board of Directors the following actions:
• Adopt a new Regulated Utility Peer Group as the Compensation Peer Group for the directors and officers of the Company;
• Set the annual board retainer at $20,000;
• Set the annual board equity grant at $20,000; and
• Set the annual compensation committee retainer at $6,000.
The Board approved these recommendations at their January 2016 meeting.

During 2015, the Company paid fees totaling $432,988 to non-employee Directors. The schedule that follows details the 2015 and 2016 elements of the Company’s director compensation:

	2015 Compensation	2016 Compensation
Director Annual Retainer ("DAR")	$17,500	$20,000
Lead Director Annual Retainer(1)	$30,000	$30,000
Committee Chair Retainer(2)	Audit - $8,000	Audit - $8,000
	Corporate Finance & Investments - $8,000	Corporate Finance & Investments - $8,000
	Compensation - $4,000	Compensation - $6,000
	Corporate Governance - $4,000	Corporate Governance - $4,000
Annual Equity Retainer(3)	$17,500	$20,000
Board Meeting Fees(4)	$1,000	$1,000
Committee Meeting Fees	Audit - $1,200	Audit - $1,200
	Corporate Finance & Investments - $1,200	Corporate Finance & Investments - $1,200
	All other committees - $1,000	All other committees - $1,000

(1) The Lead Director is paid DAR and the Lead Director Annual Retainer in quarterly installments.
(2) The Committee Chairs are paid the DAR and the Committee Chair Retainer for their specific post in quarterly installments.
(3) The Annual Equity Retainer consists of grants of restricted shares of Common Stock that vest on the earlier of the first anniversary of the grant date or the date of the next Annual Meeting of Shareholders.

Directors Deferred Compensation Plan
Under the Company’s Directors Deferred Compensation Plan, directors may elect to defer receipt of all or a specified portion of the compensation payable to them for services as directors until their retirement from the Board. Any amounts so deferred are credited to accounts maintained for each participating director, and earn interest at an annual rate of 7.32% that is currently credited on a monthly basis to all deferred amounts. On January 24, 2008, the Directors Deferred Compensation Plan was amended and restated to comply with Section 409A of the Internal Revenue Code (“IRC”). As a result, any director who retires after January 1, 2008, receives a distribution of amounts deferred and accumulated interest in a lump sum within 60 days of their retirement date. Currently, there are no seated directors participating in this plan and there are no retired directors receiving annual payments under the plan.

Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee of the Company’s Board of Directors is independent in accordance with the NASDAQ Listing Rules. There were no Compensation Committee “interlocks” during 2015, which generally means that no executive officer of the Company served as a member of the compensation committee or board of directors of another non-tax-exempt company, an executive officer of which serves on the Company’s Compensation Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file beneficial ownership reports of their transactions in the Company’s equity securities with the SEC on specified due dates. In 2015, all required reports of transactions by all directors, officers and such beneficial holders were timely filed. In making this statement, the Company has relied on the written representations of its directors, officers, and ten percent shareholders and copies of the reports that they have filed with the SEC.

Other Security Holders
The following table sets forth information as of March 1, 2016 (except as otherwise indicated) as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock or Preferred A Stock of the Company.

Title and Class	Name and Address of Beneficial Holder	Shares Beneficially Owned	Percent of Class
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	781,714(1)	7.00%
Preferred A	Judith A. Peterson and Kenneth Peterson 928 Brintonnial Way Winston Salem, North Carolina 27104	2,025(2)	13.5%

(1)	This information is based on a Schedule 13G filed with the SEC on January 26, 2016 by BlackRock, Inc.

(2)	This information is based on the records of the Company’s transfer agent, Broadridge Corporate Issuer Solutions, and records of registered shareholders.

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information about the Company’s Common Stock that may be issued upon the vesting of equity awards under all of the Company’s existing equity compensation plans as of December 31, 2015. The table also includes information about the Company’s other equity compensation plans previously adopted without shareholder approval.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders(1)	—	NA	902,696
Equity compensation plans not approved by security holders(2)	—	NA	355,426
Total	—	NA	1,258,122

(1)
Includes the Company’s 1994 Performance Stock Program, as amended and restated and approved by shareholders on April 26, 2002, the 2004 Performance Stock Program, approved by shareholders on April 23, 2004 and the 2014 Performance Stock Program approved by shareholders on May 8, 2014.

(2)
Represents shares issuable under the Company's Second Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “DRIP” or “Plan”), effective as of September 5, 2014. Under the Plan, customers and employees of the Company and holders of Common Stock who elect to participate may automatically reinvest all or specified percentages of their dividends in additional shares of Common Stock and may also make optional cash payments of up to $3,333 per month to purchase additional shares of Common Stock. The Company may issue shares directly to the Plan’s agent in order to meet the requirements of the Plan, or may direct the agent administering the Plan on the Company’s behalf to buy the shares on the open market at its discretion. From late 1996 to January 31, 2004, the Plan’s agent purchased shares on the open market. Since February 2004, the Plan’s agent credits Plan participants with shares issued by the Company from the DRIP reserve.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the section of this Proxy Statement below entitled "Compensation Discussion and Analysis" with the Company's management. Based on our review and discussions and such other matters deemed relevant and appropriate by the Compensation Committee, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Ms. Carol P. Wallace, Chairman
Mr. Richard H. Forde
Ms. Heather Hunt
Ms. Lisa J. Thibdaue
Ms. Ellen C. Wolf

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

COMPENSATION DISCUSSION AND ANALYSIS
At the Company, honesty is one of our core values. We believe in the power of this value and know the only way to build and strengthen our reputation is through trust. We hold ourselves to the highest standard of integrity and ethical behavior and strive for transparency. We welcome the opportunity to share this Compensation Discussion and Analysis (“CD&A”) with our shareholders and customers.
In this section, we provide an overview and analysis of the Company’s compensation program and policies, the material compensation decisions we have made under those programs and policies, the material factors that we considered in making those decisions and our Company’s peer ranked Total Shareholder Return ("TSR") performance to the Named Executive Officers' ("NEO’s") total compensation. Later in this Proxy Statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation awarded to the following individuals, our NEOs in 2015 and 2016, as appropriate:
•Chairman and Chief Executive Officer (“CEO”), Mr. Eric W. Thornburg;
•Senior Vice President, Finance and Chief Financial Officer (“CFO”), Mr. David C. Benoit;
•Division President, Maine Water Company, Ms. Judith E. Wallingford;
•Vice President, Customer and Regulatory Affairs, Ms. Maureen P. Westbrook; and,
•Vice President, Human Resources and Corporate Secretary, Ms. Kristen A. Johnson.
2015 CEO PERFORMANCE-BASED PAY "SNAPSHOT"
The purpose of this table is to provide a clear picture of the CEO's total direct compensation for the 2015 performance period and to show how stock is awarded for both the Annual and Long-Term Incentive. The Summary Compensation Table (page 46) includes Change in Pension Value and Non-Qualified Deferred Compensation Earnings and All Other Compensation which are unrelated to a CEO's performance in a given year.
The Board based its assessment of Mr. Thornburg, primarily upon its evaluation of the Company's performance. The Company met or exceeded its financial goals and executed against its strategic priorities in 2015 under Mr. Thornburg's leadership. As summarized under the section "Our Business in Fiscal 2015"; for further detail on the calculations related to the Annual and Long-Term incentive payments, please refer to the section beginning on page 38.

CEO Compensation Elements - 2015	Amount ($)
Salary	$463,008
Annual Cash Incentive Award	$106,516
Total Cash Compensation ("TCC")	$569,524
Annual Performance Based Restricted Stock Award	$133,571
Long-Term Performance Based Restricted Stock Award	$246,910
Time Vested Restricted Stock Award	$30,009
Total Direct Compensation ("TDC")	$980,014
2015 Compensation Payable in Future Years	$164,583
2015 Compensation Payable in Future Years	17%
2015 Performance Based Compensation as a % of TDC	50%
OUR BUSINESS IN FISCAL 2015
Following are highlights of the Company’s financial performance in 2015:

•	Net Income and Earnings per Share ("EPS") were $22.8 million, and $2.07, respectively, compared to $21.3 million and $1.95 in 2014;

•
Total revenue, from all business segments, grew to $103.1 million from $101.5 million, an increase of $1.6 million, or 1.6%.  Total revenue includes all revenues generated by the Company's three business segments: Water Activities, Services and Rentals, and Real Estate;

•
Net Income in the Water Activities segment, the Company's principal business, grew by approximately $1.2 million to $21.0 million from $19.8 million in 2014, an increase of 6.1%, largely attributable to the recovery of costs for completed infrastructure replacement projects through the WISC in Maine and the WICA in Connecticut, as well as rate decisions authorized in Maine by the MPUC. Additionally, in June 2015, the MPUC approved via Stipulation Agreement Maine Water’s treatment of Internal Revenue Service Repair Tax Regulations retroactive to January 2014, providing benefits for customers and shareholders;

•
The Services and Rentals segment contributed net income of $1.4 million in 2015. In 2014, the segment contributed $1.5 million in net income. The Real Estate segment generated net income of $349,000 in 2015 through transactions of non-water supply land in the third quarter. In 2014, the segment produced income of $50,000;

•
Total operating expenses increased $543,000 or about 0.8% to $69.4 million compared to $68.9 million in 2014. Operating results reflected increased expenses related to benefits, payroll, and outside resources retained for key initiatives in cyber security, succession planning and overall risk management initiatives. The increases were largely offset by a reduction in income tax expense driven by the repair tax deduction and the 2015 Stipulation Agreement in Maine. In addition a $1.2 million income tax benefit was recorded in the first quarter of 2015 resulting from the reversal of a previously recorded provision related to an IRS audit of the Company’s 2012 Federal Income Tax Return which was completed during the first quarter of 2015 with no change to the Company’s tax liability;

•	2015 Capital expenditures were $47.8 million, with $23.4 million, or 49%, of that invested in infrastructure replacement that is recoverable through WISC and WICA;

•	In November 2015, the CWS Board approved a 2016 capital spending plan of $65.9 million that includes $22.6 million in WICA and WISC projects;

•	In February 2016, Standard and Poor's affirmed the Company's "A" corporate credit rating;

•	The Company has paid dividends for 59 consecutive years and has increased its dividend now for 46 consecutive years;

•	The Company’s long-term performance is strong with three-year average annual TSR at 11.2%, exceeding both the S&P Small Cap Utilities and S&P Utilities (all) indices;

•	The Company’s five-year Net Income and EPS compounded annual growth rates were 18.4% and 12.7%, respectively, demonstrating the high quality of our earnings; and

•	The Company’s five-year compounded annual growth rate for stock price (inclusive of dividends) was 59.8% for the period 2011- 2015 and the three-year annual growth rate was 39.8% for 2013-2015.

The following table displays the 2015 three-year average annual TSR of the small publicly traded water utilities in our peer group. TSR is a term describing the total of the Company’s stock price appreciation and aggregate dividends over a specified period of time. For a listing of companies in our Water Utility Peer Group, please refer to page 39 of this Proxy Statement.

3 Year Average Return

As of 12/31/15

30%
15%
0%
11.2%
10.8%
13.7%
14.4%
11.0%
11.0%
CTWS
ARTNA
MSEX
YORW
S&P Small Cap Utilities
S&P Utilities (all)

The following table graphically depicts the five-year average annual TSR for the Water Utility Peer Group for the period ended December 2015:

5 Year Average Return

As of 12/31/15

30%
15%
0%
9.4%
11.4%
11.1%
10.2%
14.8%
12.5%
CTWS
ARTNA
MSEX
YORW
S&P Small Cap Utilities
S&P Utilities (all)

The following charts display the compounded five-year annual growth rate of our net income, EPS, and stock price through 2015.

Net Income and EPS Growth

Net Income
(in millions)
$25
$20
$15
$10
$5
CAGR[1] 18%
$9.8
$11.3
$13.6
$18.2
$21.3
$22.8
2010
2011
2012
2013
2014
2015

Earnings Per Share
$2.20
$1.95
$1.70
$1.45
$1.20
$0.95
CAGR[1] 13%
$1.14
$1.31
$1.55
$1.68
$1.95
$2.07
2010
2011
2012
2013
2014
2015

[1] CAGR 2010 - 2015

Stock Price

Closing Stock Price on 12/31
$40.00
$36.00
$32.00
$28.00
$24.00
$20.00
$27.88
$27.13
$29.78
$35.51
$36.29
$38.01
CAGR 6%1
2010
2011
2012
2013
2014
2015

[1] CAGR 2010 - 2015

Note: The stock prices noted on this chart are exclusive of dividends.

Say-on-Pay Consideration
In accordance with SEC rules, our shareholders voted on the “say-on-pay” non-binding advisory resolution at our 2015 Annual Meeting. Our shareholders showed strong support (94.51%) for our compensation practices in 2015, an increase of 1.18 percentage points over 2014 and Proposal 2 in this Proxy Statement is this year’s non-binding advisory resolution on executive compensation. The Compensation Committee (for purposes of this CD&A, the “Committee”) takes seriously its commitment to maintain reasonable, market based and attractive executive compensation programs. To assist the Committee in its strategic compensation planning in this regard, the Committee engaged a consultant to complete a detailed executive compensation review that included an analysis of all executive compensation plans and programs to ensure alignment with emerging best practices and regulatory guidelines. The Committee discussed the recommendations of the Consultant at length and implemented changes, as discussed further in this section, to address plan elements that needed adjustments in 2015 and 2016.
Developments in our Executive Compensation Program for Fiscal Year 2015 and 2016
During fiscal year 2015 or in the first quarter of 2016, the Committee made the following modifications to executive compensation plans and programs for fiscal year 2016:

•
The Compensation Committee used their good business judgment and discretion to reduce the award payable to the NEO's under the 2015 Annual Incentive plan. The effect of this downward discretion reduced each NEO's total award calculation by 3%;

•	Engaged The Wilson Group as the Independent Compensation Consultant in 2015 to review the compensation peer group and perform an executive and director benchmarking analysis;

•	Revised the compensation peer group in December 2015 to align with best practices;

•
In 2015 the long-term incentive metrics were redesigned into a TSR scorecard. This scorecard permits the Committee to make awards when the Company’s three-year average TSR performance meets or exceeds certain benchmarks when compared to the performance against the S&P Small Cap Utilities Index, the S&P Mid Cap Utilities Index and our Water Utility Peer Group, as disclosed on page 39. This approach further aligns the executives’ long-term focus with that of our shareholders;

•
The long-term incentive metric was further modified in 2016 such that 50% of the award is based on the Company’s relative performance against the TSR scorecard as previously stated and 50% on achieving an absolute three-year average return on shareholder’s equity, a clean measure of how effectively management is managing the shareholders capital by delivering regulated and market based revenues, controlling expenses and growing net income;

•	Adjusted the 2016 annual and long-term incentive award opportunity levels for the CEO to better align with compensation peer group practices;

•
Adopted a new compensation administration structure following a comprehensive study by the independent Compensation Consultant that resulted in new pay ranges for all Company positions, including the NEO positions, the effect of which adjusted the NEO's grade range midpoints by 1%;

•
Adopted the use of a new merit matrix approach for managing pay within ranges using both performance rating and position in pay grade to model merit increases for the NEOs, consistent with the non-executive pay program. This has the effect of slowing merit increases once market competitive pay has been attained (the Committee has the ability to adjust the results of the modeling downward, as appropriate);

•	Increased CEO and other NEOs base salaries by an average of 3.9% in 2015 and 3.75% in 2016, consistent with increases for non-executives;

•
Provided the SVP/CFO, in 2016, with a supplemental term life insurance policy because the benefit offered from the group-term life policy was not sufficient to provide him the benefit detailed in his original offer of employment due to caps on compensation in the group-term life policy;

•	Purchased individual long-term disability policies for the CEO and SVP/CFO in 2015 and for the remaining NEOs in 2016 to maintain a benefit equal to the benefit provided to all employees; and

•	Approved revised metrics and granted equity participation in the 2014 PSP for participants of the Senior Leader and Manager Incentive Program ("SLMIP") for fiscal year 2016.

PHILOSOPHY AND GOALS OF OUR EXECUTIVE COMPENSATION PROGRAM
The Company’s compensation philosophy is set by the Committee and affirmed by the Board. Our philosophy is described in the table on page 30 and is intended to align NEO compensation with the Company’s annual and long-term performance. A significant portion of each NEO’s total compensation opportunity is directly related to achieving the Company’s EPS, TSR and other absolute and relative performance targets driving our progress toward the goals of our long-term strategic and business plans.
We are pleased to share with you that in 2015 the Company's three-year average annual TSR was 11.2% exceeding both the S&P Small Cap Utilities Index and the S&P Utilities Index and ranked in the 60th percentile to our Water Utility Peer Group. The Company has also achieved growth in compounded annual growth rates for Net Income (18.4%); EPS (12.7%); and Stock Price (59.8%), inclusive of dividends, over the five-year period 2011 - 2015. During this period, our NEO's compensation was assessed as competitive with the Company's Water Utility Peer Group as described on page 39, as measured by our 2015 executive compensation review, time adjusted.
We believe that our strong and consistent performance supports the executive compensation plans and programs the Committee has approved for the NEOs. Our goal has been to design best practice compensation plans that drive short and long-term positive results for our shareholders within the framework of our compensation philosophy as detailed further in this CD&A.
The Company wants its NEOs and employees to balance the risks and related opportunities inherent in the Company's industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured. To this point, the Board has completed a risk analysis of all of our compensation policies and programs for its employees and has determined that these policies and programs are not reasonably likely to have a material adverse effect on the Company. For further information, please see the Risk Assessment on page 44.
A review of our programs will highlight two core concepts of our philosophy, pay for performance and pay at risk.
Summary of Executive Compensation Practices
The compensation practices that we have outlined below have been implemented because we believe that they are consistent with our shareholder's interests:
What we do:

•	A significant portion of our executive compensation is based on actual Company performance compared to absolute and relative measures and is therefore “at risk”;

•	Performance shares in our long-term and annual incentive programs are subject to both time and performance vesting requirements;

•
Multiple performance metrics between the annual and long-term incentive plans discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company;

•	Appropriate balance between annual and long-term compensation discourages short-term risk taking at the expense of long-term results;

•	Our executives are required to acquire and maintain meaningful ownership positions in our Company's common stock;

•	Use a relevant peer group;

•	Maintain a clawback policy;

•	Provide reasonable, double trigger change in control arrangements; and

•	Retain an Independent Compensation Consultant to advise the Committee.
Following is a list of compensation practices that we have not engaged in because we do not believe that they are consistent with our shareholders' interests:
What we don't do:

•	Re-pricing or backdating of stock options;

•	Hedging or engaging in the following transactions that include shares of Common Stock: collars, short sales and other derivative transactions for NEOs or directors;

•	Contractual severance arrangements as a part of Employment Agreements;

•	"Stay-on bonus" provisions in employment agreements;

•	Excessive perquisites for executives; and

•	Provisions for excise tax gross ups in employment contracts issued after 2006.

The following table highlights the primary components and rationale of our compensation philosophy and the pay elements that support the philosophy.

Philosophy Component	Rational/Commentary	Pay Element
Compensation should reinforce business objectives and values.	One of the Company's guiding principles is to provide an enriching and rewarding workplace for our employees. Key goals are to retain, motivate and reward executives while closely aligning their interests with those of the Company, its shareholders and customers. Our compensation practices help us achieve these goals.	All elements (salary, annual and long-term equity linked incentive awards, retirement, and health and welfare benefits).
A significant amount of compensation for NEOs should be based on performance.	Risk appropriate, performance-based pay aligns the interest of management with the Company's shareholders. Pay for an executive is highly dependent on performance success. Performance-based compensation motivates and rewards individual efforts, unit performance, and Company success. Potential earnings under performance-based plans are structured such that greater compensation can be realized in years of excellent performance. Similarly, missing goals will result in lower, or no, compensation from the performance-based plans.	Merit salary increases, annual and long-term equity linked incentive awards (restricted stock, performance shares and performance cash).
Compensation should be competitive.	The Committee has the authority to retain any legal counsel, compensation consultant or other consultant to assist in the evaluation of director or executive compensation. The Committee has engaged a recognized independent compensation consultant every two years, or as appropriate to analyze executive compensation competitiveness and provide recommendations regarding the Company's total pay program.	All elements.
Key talent should be retained.	In order to attract and retain the highest caliber of leadership talent, the Company seeks to provide financial security for its executives over the long-term and to offer intangible non-cash benefits in addition to other compensation that is comparable with that offered by the Company's competitors.	Equity-linked annual and long-term incentive compensation, deferred compensation arrangements, retirement benefits, employment agreements with change-in-control provisions.
Compensation should align interests of executives with shareholders and customers.	Equity ownership helps ensure that the efforts of executives are consistent with the objectives of shareholders and customers.	Equity-linked annual and long-term incentive compensation, ownership guidelines; and anti-hedging policy.

Elements of Total Compensation
Executive Summary
We recognize that a sound and risk appropriate executive compensation program is part of what makes a company an employer of choice. Our compensation philosophy is to provide certain pay elements that are directly linked to the Company’s performance results. By doing so, we are able to provide the following:

•	reasonable salaries that reflect each executive’s responsibility level, qualifications and contribution over time;

•	benefits that adequately meet the needs of our employees and their families at a reasonable shared cost;

•	meaningful, performance-based annual incentives; and

•	long-term equity incentives that reflect the creation of shareholder value and drive other company objectives.
Of these four pay elements, we consider the annual and long-term incentive forms of compensation to be the most important because they enable us to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing organization on a day-to-day basis and into the future.
The value of annual incentives is directly linked to EPS as well as to other important targets such as customer and employee satisfaction as defined and approved by the Committee at the beginning of each fiscal year. The long-term incentive plan delivers awards upon the achievement of certain relative three-year average TSR targets and new in 2016, an absolute three year average return on shareholders equity. The long-term incentive plan helps to mitigate the potential risk that an executive might take short-term actions that are not in the long-term interest of the Company and its shareholders in order to achieve greater payouts through the annual incentive plan.
Annual and long-term incentive awards may be provided to executive officers in a variety of forms as outlined in the 2014 PSP. In 2015 and 2016, the Committee awarded three forms of equity; performance shares, performance cash and restricted stock. Annual awards achieved vest at the conclusion of the fiscal year and long-term awards vest ratably over a three-year period. Vesting periods are reviewed by the Committee at the beginning of each three-year performance period and adjusted based on Company and market best practices and in alignment with the terms of the plan document.
To assist the Committee in executing its responsibilities, it engages a consultant (see information on Compensation Consultant (page 33)) every two years, or more frequently if needed, to provide the Committee with an understanding of best practice, competitive policies and programs and comparative performance and pay data based largely upon a sample of publicly-traded utilities. The peer group pay data is derived from proxy statements and helps the Committee establish the salaries and target incentive award opportunities for the NEOs. In setting 2015 compensation, the Consultant used data and information from an array of other regulated industry comparators, information from certain, well known and respected published surveys on executive compensation as well as Water Utility Peer Group proxy data to provide a well-defined review. In March 2015, the Committee, upon the advice of the Consultant, approved a revised Regulated Utility Peer Group (page 35) reflective of current best market practices for use in the December 2015 executive and director compensation benchmarking process. In addition to using proxy data from this new peer group, the Consultant also used certain, well known and respected published executive compensation survey sources to provide pay data for NEO positions not represented in the Regulated Utility Peer Group.
In general, it is the intent of the Committee to have individual base salaries fall within a range of plus or minus 10% from the market median data established by the independent consultant. Variations within the plus or minus 10% range can occur based on length of service, performance, job grade, etc., and are considered by the Committee annually in the merit increase award process. Annual and Long-term incentives are targeted at market median for performance that meets targeted annual objectives. Performance results can be above or below the targets set and the Committee intends to have the incentive compensation award levels mirror the actual performance results up to a defined cap. In 2015 and 2016, the cap on the Annual and Long-term incentive award levels is 120% and 150% of target, respectively. These caps reflect current market pay practices.
Discussion of Specific Elements of Compensation
Our approach to total compensation is to create a comprehensive compensation package designed to reward individual performance based on the Company’s short-term and long-term performance and how this performance links to our corporate strategy. The elements of our total compensation for executive officers, including the NEOs, are as follows:
Rewarding Short-Term Performance

•	Salary or Base Pay — This is the fixed amount of compensation for performing day-to-day responsibilities which aids in recruitment and retention and is designed to be market competitive.

•
Discretionary Bonuses — In addition to annual salaries paid to our NEOs, the Committee retains the right to award cash bonuses to the NEOs in its sole discretion and best business judgment, if the Committee determines that an NEO has made a significant contribution to the Company’s success in the past year. The Committee has not granted discretionary bonuses in the last ten years.

•
Discretionary Stock Awards — The Committee retains the right to award shares of stock or other stock-based awards to the NEOs in its sole discretion and best business judgment, if the Committee determines that an NEO has made a significant contribution to the Company's success in the past year.

•
Annual Incentive Plan — Awards for 2015 forward are made from the 2014 PSP. These Annual awards may be granted in the form of options, SARs, other stock-based awards, performance cash units, performance stock units and/or restricted stock. Voluntary performance share units are deferred vehicles paid out at specified dates, at retirement or upon death (see descriptions on page 49). Awards through this plan are earned for achieving the Company’s short-term financial goals and other strategic objectives measured for the current year and fully vest after the completion of each fiscal year. Annual awards are structured to provide competitively based and risk appropriate incentives to our executives to improve Company performance.

Rewarding Long-Term Performance

•
Long-Term Incentive Awards — Long-term performance-based awards for 2015 forward (“long-term awards”) are granted from the 2014 PSP and are awarded in the same form as the annual awards (stock option grants are permissible under the 2014 PSP as approved by shareholders, however, no options have been granted since 2003 and as of December 2013, all outstanding options have been exercised or have expired). Long-term awards vest over three years as described further below. These awards are granted to aid in the retention of executive talent, build stock ownership, and align compensation with achievement of the Company’s long-term financial goals, creating shareholder value and achieving strategic objectives as measured over multi-year periods.

Other Elements of Total Compensation

•
Other Benefits and Perquisites — The Company provides all active full-time employees with medical, dental, short-term disability, long-term disability and group term life insurance coverage. We pay all premiums for long-term disability and life insurance coverage for all employees plus additional benefits if any employee suffers a covered accidental loss resulting in death, dismemberment or paralysis. The Committee granted Mr. Thornburg and then to the SVP/CFO and the other NEO's, supplemental long-term disability policies in 2008, 2015 and 2016, respectively. When combined with the standard long-term disability policy benefit provided to other employees, the supplemental long-term disability policy will provide a benefit equal to 60% of their compensation in the event that they become disabled. The Committee also granted Mr. Thornburg, in 2015 and Mr. Benoit in 2016, with term life insurance policies because the benefit offered from the group term life policy was not sufficient to provide them with the benefit detailed in their original offer of employment due to caps on compensation in the group-term life policy. Each of our executive officers is entitled to benefits on the same basis as other employees. All active full-time employees, including our executives, receive time off with pay for vacation and sick leave in accordance with Company policy.

•
Retirement Benefits — The Company’s qualified retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Our non-qualified retirement plans are intended to provide executives with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in our qualified pension plan by providing the benefits that are limited under current Internal Revenue Service ("IRS") regulations. More information on these retirement related plans may be found on pages 54 and 55. Amounts accrued for the Company’s health and welfare benefits are also consistent with those available to other Company employees.

•
Employment Agreements and Change-in-Control Severance Plans — The Company has entered into "double-trigger" employment and change-in-control severance agreements ("Agreements") with each of its NEOs. These Agreements entered into with executive officers are intended to minimize the distraction and uncertainty that could affect key management in the event the Company engages in a transaction that could result in a change of control. These Agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation by the employee. Agreements also contain termination and related pay provisions in the event of a change-in-control. In all cases, for the change-in-control provisions in the Agreements to apply, there must be both (1) a change-in-control, as well as (2) a termination of the executive’s employment by the Company without cause or a resignation by the executive for Good Reason. This is commonly referred to as a “double trigger” requirement. Further, the Agreements stipulate that the executive may not compete with the Company for prescribed periods following termination of employment or disclose confidential information. Each of the change-in-control Agreements, except those Agreements with Messrs. Thornburg, Benoit, and Ms. Westbrook, limit the amount of the payments that may be made under the Agreements to the IRS’ limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code ("IRC"). Specifically, these Agreements, including Mesdames Johnson’s and Wallingford's

Agreements, do not provide for a Section 280G “gross-up” in the event that payments exceed the IRS’ limitation as stated previously. The Agreements with Messrs. Thornburg, Benoit, and Ms. Westbrook do not contain this limitation and require the Company to reimburse them for certain tax impacts of exceeding this limit. See “The Impact of Tax Considerations on Executive Compensation Decisions” on page 43. Payments under each of the NEO Agreements are contingent on the executive's agreement to a 24-month non-compete following termination of employment. We believe that the multiples of compensation and other benefits provided under the Agreements, as described beginning on page 49, are consistent with the practices of our Regulated Utility Peer Group. Of note, the Company has not provided an Agreement including an excise tax gross-up since Mr. Thornburg was hired in 2006. All Employment Agreements entered into after this date offer a limitation or a "Best of Net" cutback. The Company has no formal change-in-control or severance policy. However, as noted here, individual Agreements generally have provisions related to both change-in-control and severance. In March 2014, the Committee and Board determined to remove the "stay-on bonus" feature from all Agreements recognizing that this is no longer a favored market practice.

•
Other Compensation — The Company provides non-elective contributions to the Company Savings Plan ("401(k)") in recognition of service and contributions to the Company and allows for executive deferrals. All employees, including NEOs, may participate in the 401(k), as amended and restated on January 1, 2016. Since January 1, 2009, the Company's 401(k) plan has included requirements of a special IRS safe harbor that allows the Company to make an automatic, non-elective contribution of 3% of salary for all eligible employees and an additional 1.5% non-elective contribution for eligible employees who are not eligible to participate in the Company's qualified defined benefit pension plan, even if the employee does not make his or her own contributions. Executive officers may also elect to defer compensation under a non-qualified salary deferral plan. The Company maintains a non-qualified Executive Deferred Compensation Plan and Director Deferred Compensation Plan that allow eligible members of management and the Board to defer a portion of their normal compensation. Management may defer their salary under the Executive Deferred Compensation Plan. Deferred amounts under the Plan are credited interest on a semi-annual basis at an interest credit equal to the product of Moody’s AAA Corporate Bond Yield Average Rate, plus an additional 4%, effective January 2012.

The Role of Management in Compensation Decisions
The Committee and the CEO discuss the financial metrics that closely align performance targets of the business with the strategic goals of the Company. The Committee and the CEO also discuss the individual goals and desired initiatives for each executive, to determine which initiative should become components of the annual incentive plan, and the extent to which performance targets for the previous year have been achieved.
The Committee reviews information provided by its Independent Compensation Consultant and uses that information as a reference point for setting the different components of compensation. The CEO provides input on and makes recommendations to the Committee for executives other than himself with respect to annual salary adjustments, annual and long-term incentive opportunity levels and adjustments, and grants of equity awards under our incentive plans. The Committee approves or modifies the compensation of these executives taking into consideration the CEO’s input and recommendations.
From time to time throughout the year, the CEO or the Vice President, Human Resources and Corporate Secretary may provide to the Committee market based data from published surveys, peer companies and other sources with regard to annual salary range adjustments, merit increase budgets and other information related to best practices and emerging trends on executive compensation matters to supplement information from the Consultant.
In 2015, the CEO was present at all of the Committee meetings, and attended a portion of one executive session at the invitation of the Lead Director. The CEO did provide information to the Committee regarding compensation for his direct reports in executive session but did not participate in meetings or deliberations when his own compensation was discussed.
The Role of the Compensation Consultant
The Committee has utilized the services of The Wilson Group as the Independent Compensation Consultant ("Consultant" or "The Wilson Group") since 2013. The Committee has the sole authority to hire or terminate their consultant as well as to approve fee arrangements for work performed. The Wilson Group assisted the Committee in fulfilling its responsibilities under its Charter, by providing a briefing on best practice trends in executive compensation and the governance of executive compensation, reviewing and recommending changes to the compensation peer group, and advising on compensation matters for the NEOs through their benchmark studies. The Committee has authorized the Consultant to interact with management and the Committee’s outside legal counsel on behalf of the Committee, as needed to facilitate communication, information gathering activities and work processes required to carry out the instructions of the Committee (for example, the revised Regulated Utility Peer Group for 2016).

In fiscal year 2015, The Wilson Group provided services to management related to benchmarking compensation for non-executives and revising the Company's compensation structure. This work, as well as the total expense, was fully disclosed to and affirmed by the Committee and Lead Director of the Board. These services totaled $70,230 in 2015. The Committee has assessed the independence of The Wilson Group pursuant to SEC and NASDAQ rules and has concluded that the Consultant’s work for management does not give rise to any conflict of interest concerns.
The Committee retains a compensation consultant every two years, or more frequently if needed, to review, gather competitive data and provide advice on executive compensation matters. The most recent executive compensation benchmark reviews were completed in November 2013 and December 2015 by The Wilson Group. In both of these benchmark reviews, the Consultant provided advice and information regarding the design and implementation of the Company’s executive compensation programs, and updated the Committee about regulatory and other technical developments that may affect the Company’s executive compensation programs. In addition, the Consultant provided the Committee with competitive market information, analyses and trends on base salary, short-term incentives, long-term incentives, and executive benefits.
The Committee believes that the Consultant provides candid, direct and objective advice to the Committee, to that end:

•	the Committee directly selected the Consultant;

•	the Consultant is engaged by and reports directly to the Committee and the Chairman of the Committee;

•	the Consultant meets as needed with the Committee in executive sessions that may or may not be attended by any of the Company’s officers, as determined by the Chairman;

•	the Consultant has direct access to the Committee Chairman and members of the Committee during and between meetings; and

•	interactions between the Consultant and management generally are limited to internal data gathering, discussions on behalf of the Committee and information presented to the Committee for approval.
Competitive Positioning
In 2015, the Committee engaged the Consultant to review the Company’s Compensation Peer Group.

Based on recommendations from the Consultant, the Committee articulated the following criteria as the rationale for establishing the 2015 Compensation Peer Group:

1.	The peer group is comprised of companies within the same basic industry segment as the Company;

2.
The number of companies is large enough to reflect a group of companies that is not expected to change over time. If one or two utilities in this peer group are acquired or go private, it should not distort the Company’s benchmark comparisons over time;

3.	The companies reflect a stable set of utilities from a performance perspective readily allowing comparisons to TSR when benchmarking pay and performance relationships; and

4.
The majority of utilities represented in the peer group have been selected as peer companies by ISS and/or Glass Lewis. This means that these proxy advisory firms believe that these companies reasonably reflect our industry practices and performance.

Resulting from that review and subsequent recommendations, the Committee established the 2015 Regulated Utility Peer Group as follows (along with all other references to this peer group in this document):

2015 Regulated Utility Peer Group

Company	Primary Industry	Ticker
American States Water	Water & Electric Services	AWR
American Water Works Company	Water & Waste Water Services	AWK
Aqua America	Water & Waste Water Services	WTR
Artesian Resources Corporation	Water & Waste Water Services	ARTNA
California Water Services Group	Water & Waste Water Services	CWT
Chesapeake Utilities Corporation	Natural Gas Distribution & Electric	CPK
Delta Natural Gas Company	Natural gas Distribution	DGAS
Empire District Electric	Electric Services & gas	EDE
Gas Natural, Inc.	Natural Gas Distribution	EGAS
Middlesex Water Company	Water & Waste Water Services	MSEX
Northwest Natural Gas Company	Natural Gas Distribution	NWN
RGC Resources	Natural Gas Distribution	RGCO
SJW Corporation	Water & Waste Water Services	SJW
Unitil Corporation	Electric Services & Gas	UTL
York Water Company	Water & Waste Water Services	YORW

The Company's size in relation to this peer group is approximately at the 25th percentile, as such the Committee has benchmarked compensation for the executives at this level, as advised by the Consultant.

In 2015, the Committee refined the Company’s total pay compensation philosophy to target the pay of our NEOs in a range of plus or minus 10% of the market median composite of our Regulated Utility Peer Group (25th percentile), and other survey resources.
The Committee reviewed data compiled by the Consultant from 2015 proxy statements for the Regulated Utility Peer Group which provided philosophy, program design and total direct compensation statistical data for the top five executive officers by title and duties. The Consultants compared each NEO position to similar positions at other companies, seeking a minimum of five matches for each NEO as a benchmark for inclusion in the analysis. Such matches were made for the Chief Executive Officer, Chief Financial Officer, Vice President, Customer and Regulatory Affairs and Vice President, Service Delivery. Market Data was captured at the 25th, 50th, and 75th percentiles, consistent with the Company’s current compensation philosophy, however to reflect the Company's size, data reflecting the 25th percentile of the primary peer group was utilized.
To determine the market value of each position, the Consultant calculated the Market Composite of the data. The resulting information was then presented to the Committee in the form of a comparative analysis of actual pay to the marketplace for compensation components including base pay, Total Cash Compensation and Total Direct Compensation. This information was the basis for how each NEO position was assigned to a salary grade in the Company's Compensation Administration structure.
The Committee used these salary grades to determine the preliminary salary recommendation and the preliminary target annual, and long-term equity incentive award value for each executive position. Each salary grade is expressed as a range with a minimum, midpoint, and maximum. The Committee seeks to set the midpoint for Executive officer salaries, target annual and target long-term incentive award values to a position plus or minus 10% of the 25th percentile reported for executives in equivalent positions in the Regulated Utility Peer Group and other resources disclosed in the table above.
This framework provides a guide for the Committee’s deliberations. The actual total compensation and/or amount of each compensation element for an individual executive officer may be more or less than this figure.

How We Make Compensation Decisions
In conjunction with the review and approval of the upcoming year’s financial and strategic plans each fall, the Committee determines the level of potential awards through the Company’s PSP for the upcoming year, and undertakes a risk analysis to identify any adverse material impacts that the incentives might pose and takes steps to mitigate such impacts. The specific performance goals are established and the corresponding maximum and threshold awards are determined by the Committee taking into consideration guidance from the Consultant. At the conclusion of the PSP plan year when performance has been measured, the Committee determines for each NEO what portion of the awards was actually earned, based upon the achievement of performance goals set in the financial and strategic business plans. The awards are then made to the participants. Long-term awards have pre-established goals that must be achieved, a vesting period that must be satisfied, and a continued employment term of three years, except in the case of an approved retirement, when vesting may be accelerated per the terms of the 2014 PSP.
In the first quarter of each year, the Committee reviews the current total compensation of our leadership team, the executive officers reporting to the CEO, including salaries, target annual and long-term incentive award values, perquisites, other benefits (including retirement, health, and welfare benefits) and employment and change-in-control arrangements. The Committee receives an annual report from the CEO in executive session on each individual executive’s historical compensation information; each executive’s performance reviews; a progress report on the executive’s results in achieving strategic objectives; and general competitive market information pertaining to salary increase budgets and executive compensation. As reported in detail beginning on page 33, every two years, or as frequently as the Committee desires, a recognized independent compensation consultant is engaged to analyze executive compensation competitiveness and reasonableness of the Company’s executive officer pay levels and program. Comparisons have regularly been made to a sample of larger and smaller publicly-traded regulated utilities, including our 2015 Regulated Utility Peer Group members, as disclosed on page 35. The Consultant also provides recommendations regarding executive compensation program strategy, mix and award practices based upon competitive market trends as well as tax and financial efficiencies. The Wilson Group provided an analysis and recommendations on these matters to the Committee in November 2013 and, most recently, in December of 2015.
The Committee then sets each executive’s compensation target for the current year. Typically, this involves establishing annual merit opportunities. In 2015, the Compensation Committee approved a new Merit Pay Distribution Matrix ("Merit Matrix") for 2016 for all employees, including the NEOs. This Merit Matrix uses three data points to calculate merit pay adjustments, Company budget, performance rating and the incumbents base pay position in their assigned salary grade, which is aligned with the market pay for that position. The Committee then reviews this information and uses its best business judgment to approve or modify the Merit Matrix generated pay adjustments for the NEOs. In 2016, the Committee approved the generated pay adjustments for the NEOs as they were aligned with market practices and supported the Company's compensation philosophy. Merit increases become effective on a date determined by the Committee, typically in the first half of the year. The Committee’s decisions are then reported to and reviewed by the Board per the Committee Charter.
Decisions about individual compensation elements and total compensation are ultimately made by the Committee using its best business judgment, focusing primarily on the executive officer’s performance against his or her individual financial and strategic objectives, as well as the Company’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the financial and strategic objectives were achieved. Thus, with the exception of the performance awards discussed later, the compensation of our executives is not entirely determined by formula.

Total Annual Cash Compensation
In the first quarter of 2015, the Committee conducted a review of the base pay amounts for each NEO and made adjustments in line with the Company’s merit increase budget, an analysis of competitive executive merit pay data provided by the Consultant, Company financial performance and the report of the CEO on the individual performance of each of the NEOs and other officers for the most recent performance period. Based on this review, the Committee approved a 1% increase to the grade range midpoints for the executives and non-executives to maintain the competitiveness of the Company's ranges.
As advised by the Consultant, the Committee adopted the best practice of basing the annual and long-term incentive targets on each NEO’s base salary amending their prior practice of using grade range midpoints with the exception of Ms. Wallingford. Her base pay was behind the midpoint in her new grade range in 2015 and, thus, her incentive opportunity would not have been competitive to the market, leading the Consultant to recommend and the Committee to set her award opportunity to the midpoint in her grade range. The Committee believes that base salary is a reflection of not only market competitive positioning but also an accurate reflection of the Committee’s assessment of the NEO’s individual performance, skills and experience, therefore, using this as the basis for expressing incentive opportunity is a reasonable practice and can serve to motivate performance.
The charts on the following page illustrate the fiscal year 2015 percentages of total compensation related to base pay, annual plan and long-term plan for each of the NEOs.

As mentioned previously, the primary reason for individual variation of salaries from the market median composite of the Regulated Utility Peer Group (25th percentile) and published survey resources includes individual performance, skills, experience and length of time in current position. Similarly, because annual incentive targets and the annualized value of long-term incentive targets are applied to actual base pay, Total Cash and Total Direct Compensation values may differ from market median composite of the Regulated Utility Peer Group (25th percentile) and published survey resources.

2015 CEO Total Compensation at Target
Base Pay
Annual Award
Long-Term Award
32%
47%
21%
Base Pay = $463,008

2015 CFO Total Compensation at Target
Base Pay
Annual Award
Long-Term Award
22%
22%
56%
Base Pay = $307,060

2015
President MWC & VP Total Compensation at Target
Base Pay
Annual Award
Long-Term Award
19%
19%
63%
Base Pay
Wallingford = $220,636
Westbrook = $249,574
Johnson = $240,292

This practice results in a large percentage of total compensation (excluding benefits) for the NEOs being performance based. The following table shows 2015 total actual performance-related percentages for the NEOs:

		Fixed and Performance Based Pay Percentages for Plan Year 2015
	Fixed	Performance-Based
NEOs	Salary (% of Total)	PSP-Annual Incentive (% of Total)	PSP –Long- Term Incentive (% of Total)(1)	Total Performance Related (% of Total)

Mr. Thornburg	43.54%	25.37%	31.09%	56.46%
Mr. Benoit	56.08%	25.83%	18.09%	43.92%
Ms. Wallingford	57.71%	21.94%	20.35%	42.29%
Ms. Westbrook	58.39%	22.07%	19.53%	41.61%
Ms. Johnson	60.77%	22.00%	17.22%	39.23%
(1) Includes 33.33% of the 2013, 2014 and 2015 long-term PSP awards.

Performance Objectives and Annual Incentive Awards Through the 2014 PSP
We carefully set annual incentives through the 2014 PSP to reward our executive officers, including the NEOs, for the Company’s annual performance in achieving pre-established financial and strategic goals set at the Company level. In the fourth quarter of each year, based on the CEO’s recommendations for his direct officer reports, the Committee reviews this information to determine if any material adverse impact may arise as a result of the recommendations and then establishes the threshold, target and maximum annual incentive award opportunity for each NEO, sets the performance objectives for the upcoming performance year and reviews those actions with the Board. All references to the CEO’s recommendations relate to executives other than himself. All decisions related to the CEO are made by the Committee in consultation with the Consultant and are reviewed with the Board in accordance with the Committee’s Charter.
Threshold, Target and Maximum Incentive Award Opportunities
The Committee established a threshold, target and maximum incentive award opportunity for each NEO expressed in 2015 as a percentage of the base pay for the annual and long-term awards as detailed in the chart below, with the exception of Ms. Wallingford, whose award opportunity is based on her grade range midpoint. The ranges for 2015 were revised in response to the 2013 executive compensation review completed by the Consultant to reflect the Company’s compensation philosophy, market competitive information and practices at that time; and then again in the first quarter of 2016 as a result of the implementation of the Company's new Compensation Administration Structure.
The 2014 PSP is a tool that the Committee employs to pay fully-competitive annual and long-term cash and equity incentives when performance against goals meet or exceed the target level. The Committee has the authority to determine the amounts of annual and long-term awards and to adjust actual performance results for extraordinary circumstances when the Committee, exercising its sound business judgment, deems it prudent to do so. The following table displays the 2015 base pay for the NEOs and the award opportunities, as defined by the Compensation Committee, for achievement at threshold, target and maximum levels of performance in the annual plan.

	2015 Performance Stock Plan Annual Awards as Percentage of Base Pay or Salary Grade Midpoint
	Achievement Levels	80%	100%	120%

NEOs	2015 Base Pay at Grant ($)(1)	PSP Annual Award at Threshold	PSP Annual Award at Target	PSP Annual Award at Maximum
Mr. Thornburg(2)	445,200	35%	45%	60%
Mr. Benoit	295,239	30%	40%	50%
Ms. Wallingford(3)	202,527	20%	30%	40%
Ms. Westbrook	239,983	20%	30%	40%
Ms. Johnson	231,049	20%	30%	40%

(1)	Base pay in effect at the time that the Committee granted awards for the 2015 performance period in January, 2015.

(2)
In December of 2015, based on the results of the Consultant's executive compensation benchmarking study, the Committee voted to align the CEO's annual and long-term award opportunities with the twenty-fifth percentile (25th) of the Regulated Utility Peer Group. Effective January 2016, the CEO's 2016 annual award opportunity at Threshold, Target and Maximum levels of performance will be 40%, 50% and 60% respectively.

(3)
Ms. Wallingford's target award opportunity, when calculated on base pay, was not competitive to the market. As such, the Consultant recommended and the Committee approved using the grade range midpoint of $218,564 for the basis of her award opportunity calculations.

Annual Incentive Performance Objectives
Based on the CEO’s recommendations and an analysis of the associated potential risk points, the Committee sets the financial and strategic performance objectives for each executive officer, including the NEOs. In selecting the financial performance objectives, the Committee sought to have the executives focus on the Company’s operating financial performance, including in 2015, target EPS of $2.02 at a weight of 70%, customer satisfaction and employee satisfaction at a combined weight of 20% and an individual project component weighted at 10%.
2015 Annual Incentive Performance Process
In executive session, the Committee selected and quantified the CEO’s performance goals, taking into consideration the Company’s current financial and strategic priorities. The Committee recognizes that EPS should be emphasized, but also that performance against this metric may not be reflected in a single 12-month period. For 2015, 70% of the CEO’s annual incentive award opportunity was based on the Committee’s assessment of the Company’s total financial performance. Each of these goals are further defined by identifying the threshold level of performance (80%), target or expected performance (100%) and maximum level of performance (120%). Mr. Thornburg’s financial performance for 2015 was measured by the following metric:

•	EPS — $2.02 at target

The remaining 30% of his award opportunity was based on the Committee’s assessment of the following strategic goals:

•	customer satisfaction;

•	employee satisfaction;. and

•	the successful implementation of a new investor relations initiative.

The Committee selected these strategic goals based on its judgment that they represent areas where the CEO should focus his energies to continue to drive the Company’s business forward. The potential risks associated with the CEO’s performance goals were reviewed by the Committee and with the Board and his progress was periodically reviewed by these same entities during the year.
For 2015, annual incentives for our other NEOs were based on performance measured against the same set of strategic Company goals assigned to the CEO but the individual project component was customized to each individual.
When setting the target levels for the financial and strategic objectives relating to the annual incentive awards the Committee concluded that the relationship between the payments generated at the various levels of achievement for the NEOs other than the CEO and the degree of difficulty of attainment of the performance targets was significant and reasonable.
Performance Objectives and Long-Term Incentive Awards Through the 2014 PSP
We use long-term incentives through the 2014 PSP to reward our executive officers, including the NEOs, for the Company’s longer-term performance in achieving pre-established financial and strategic goals set at the Company level. In the last quarter of each year, based on the CEO’s recommendations for his direct officer reports, the Committee establishes the threshold, target and maximum long-term incentive award opportunities for each executive and approves the performance objectives for the upcoming performance year. All references to the CEO’s recommendations relate to executives other than himself. All decisions related to the CEO are made by the Committee and are reviewed with the Board in accordance with the Committee’s Charter.
Consistent with several previous performance metrics enhancements, for plan year 2015, the Committee, in consultation with the Consultant, approved a TSR Scorecard as the metric for the long-term incentive plan. The TSR Scorecard is a weighted comparison of the Company's absolute three-year average annual TSR to three comparators; the S&P Small Cap Utilities Index (PSCU), the S&P Mid Cap Utilities Index (S4UTIL) and to a component of the Company's publicly traded Water Utility Peers. The Water Utility Peers for the Company exclude the three largest water utilities, American Water Company, Aqua America and American States Water. American Water is excluded because the scale of the company makes it not a good comparator for performance; Aqua America is represented in the S&P Mid Cap Utilities Index so is already a comparator and American States Water is included in the S&P Small Cap Utilities Index and is therefore already represented as a comparator, (see table below):

Water Utility Peers	Ticker

Artesian Water Company	ARTNA
Middlesex Water Company	MSEX
York Water Company	YORW
San Jose Water Company	SJW
California Water Company	CWT
TSR is a term describing the total of the Company’s stock price appreciation and aggregate dividends over a specified period of time.
Awards are payable when the Company's three-year average annual TSR meets or exceeds certain benchmarks as compared to the comparators in the Scorecard.
The Consultant and the Committee believe that measuring performance against broader market indices in addition to the Water Utility Peers provides for a better reflection of performance given that the current Water Utility Peers include only five reference points. With such a narrow group of comparators, there is a high risk of substantial volatility due to the impact of specific actions on the part of one or two peers (for example, one peer does a significant acquisition or divestiture in the measurement period) on the total aggregate results of the group. In 2016, the Committee further refined the long-term metric by weighting the TSR scorecard of 50% of the award calculation and setting an absolute measure of Return on Shareholder's Equity for the remaining 50%.

Target Long-Term Award Opportunities
As reported in the table below, the 2015 target incentive opportunities for the NEOs ranged from 45% - 30% of base pay in the long-term incentive plan. These target levels were determined to be at market 25th percentile for similar positions in the Regulated Water Utility Peer Group as recommended by the Consultant. Should an executive’s responsibilities increase during the year and/or be promoted, the target incentive opportunity for the year may be adjusted to reflect the new salary range and target bonus opportunity. The achievement levels for the long-term plan are 50% at threshold, 100% at target and 150% at maximum levels of performance to reflect market practices that provide more upside opportunity for performance that exceeds target while reducing the award that would be payable for performance below target.

	2015 Performance Stock Plan Long-Term Awards as Percentage of Base Pay or Salary Grade Midpoint
	Achievement Levels	50%	100%	150%

NEOs	2015 Base Pay at Grant ($)	PSP Long-Term Award at Threshold	PSP Long-Term Award at Target	PSP Long-Term Award at Maximum
Mr. Thornburg(1)	445,200	35%	70%	105%
Mr. Benoit	295,239	20%	40%	60%
Ms. Wallingford	202,527	15%	30%	45%
Ms. Westbrook	239,983	15%	30%	45%
Ms. Johnson	231,049	15%	30%	45%
(1) In December of 2015, based on the results of the Consultant's executive compensation benchmarking study, the Committee voted to align the CEO's annual and long-term award opportunities with the twenty-fifth percentile (25th) of the Regulated Utility Peer Group. Effective January 2016, the CEO's 2016 Long-term award opportunity at Threshold, Target and Maximum levels of performance will be 40%, 75% and 115% respectively.
2015 Long-Term Incentive Performance Objectives
Based on the CEO’s recommendation, the Committee in consultation with the Consultant, set the following TSR Scorecard as the sole metric for the long-term plan. The TSR Scorecard permits the Committee to provide award opportunities when the Company's three-year annual average TSR performance meets or exceeds certain benchmarks when compared to the S&P Small and Mid Cap Utilities indices and the Water Utility Peer Group.

2015 Long-Term Incentive Performance Process
The Committee selected and weighted the CEO’s goals, taking into consideration the Company’s current financial and strategic priorities and reviewing all associated elements of risk. The Committee recognizes that delivering sustained shareholder value is critical to the Company’s success and as such set the CEO’s 2015 long-term incentive award opportunity as previously detailed above.
The Committee set the target levels associated with this objective and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the target was significant and reasonable.
The CEO’s goals were reviewed with the Board and his progress was periodically reviewed by the Committee and the Board during the year.
The 2015 long-term incentives for our other NEOs were based on performance measured against the same TSR Scorecard as disclosed above.
PSP Annual and Long-Term Incentive Measurement
2014 Award Measurement Paid in 2015
The Committee met on March 4, 2015, and finalized amounts payable as annual and long-term incentive awards to the NEOs. The annual results for the 2014 plan year were reported previously in the 2015 Proxy Statement but are reiterated here because the payments of such portions of the annual and long-term awards for 2014 had an impact on the NEO’s compensation in 2015.
The annual plan metrics and achievement levels were as follows:

•
2014 EPS target was $1.78; actual EPS was $1.92 which exceeded the maximum level of performance. The award was capped at 120% of target and provided 96% to the award allocation calculation for each NEO;

•	The Customer Satisfaction metric for CWC did not meet Threshold level performance and therefore, did not provide an award for CWC NEOs, including the CEO;

•	The Customer Satisfaction metric for MWC, was achieved at Maximum level, capped at 120% of target and added 12% to the award calculation for the Maine Water Division President;

•	The Employee Satisfaction metric for CWC, was achieved at Maximum level, capped at 120% of target and added 12% to the award calculation for the CWC NEOs, including the CEO; and

•	The Employee Satisfaction metric for MWC did not meet Threshold level performance and therefore, did not provide an award for the Maine Water Division President.
As a result of the final weighted calculations of the above measures, each of the NEOs received 108% of their target award allocation for the 2014 annual incentive plan, paid in 2015.
Total awards earned through the 2014 PSP for the 2014 plan year were as follows (previously disclosed in the 2015 Proxy Statement):

	2014 Annual and Long-Term PSP Awards Earned in 2015
	Total Annual PSP Award Value ($)	Annual PSP Cash Award ($)	Annual PSP Shares (#)(1)	Total Long-Term PSP Award Value ($)	Long-Term PSP Cash Award ($)	Long-Term PSP Award Shares (#) (1)
Mr. Thornburg	$228,960	$178,080	1,466	$148,400	$—	4,023
Mr. Benoit	$132,858	$109,039	686	$59,048	$59,048	—
Ms. Westbrook	$82,280	$45,711	1,054	$34,283	$—	982
Ms. Wallingford	$77,904	$59,617	527	$32,460	$82,280	893
Ms. Johnson	$79,217	$61,613	507	$33,007	$13,203	571
(1) The grant date fair value of these awards was $34.70.
The Company’s 2015 Strategic Plan provided the targets for awards through the 2014 PSP that were to be payable in 2016.

As mentioned previously above, the 2015 long-term awards were based on the TSR Scorecard; the results were as follows:
The Company’s three-year annual average TSR for the period ending December 31, 2015 was 11.2%; which resulted in the following relative rankings and provided earnings toward the calculation of the long-term award:

•	36th percentile of the S&P Small Cap Utilities Index three-year annual average TSR for the period ending December 31, 2015 and provided 18% of target to the award calculation;

•	29th percentile of the S&P Mid Cap Utilities Index three-year annual average TSR for the period ending December 31, 2015 and provided 14.5% of target to the award calculation; and

•
60th percentile of the water utility peers’ (excluding American Water, Aqua America, Inc. and American States Water) three-year annual average TSR for the period ending December 31, 2015 and provided 60% of target to the award calculation.

The 2015 TSR Scorecard provided an award of 92.5% of target to each of the NEOs, including the CEO.
The Committee also met on March 10, 2016, and finalized amounts payable as annual and long-term incentive awards to the NEOs through the 2014 PSP for 2015 as follows:

•	2015 EPS target was $2.02; actual EPS was $2.07 which met the maximum level of performance. The award was capped at 120% of target and provided 84% to the award allocation calculation for each NEO;

•
The Customer Satisfaction metrics for CWC and MWC exceed Threshold level performance, providing 8.2% and 8%, respectively, which was then weighted at 75% for the CWC achievement and 25% for MWC for a combined award of 8.2% toward the total award calculation for each NEO;

•
The Employee Satisfaction metric for CWC was deemed by the Committee to have been earned at Threshold level performance, while the MWC score exceeded Target, providing 8% and 10.8%, respectively, which was then weighted at 75% for the CWC achievement and 25% for MWC for a combined award of 8.7% toward the total award calculation for each NEO; and

•
Each NEO was assigned an initiative to accomplish under the Individual Component of the Annual Award, Messrs Thornburg and Benoit achieved their award at Target level, providing 10% to the award calculation, Ms. Westbrook and Ms. Johnson achieved their award over Target level, providing 10.6% to the award calculation and Ms. Wallingford earned achieved her award close to Maximum level, providing 11.3% to the award allocation.

The detailed calculations for each NEO are as follows:

	Eric W. Thornburg, President & CEO 2015 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	186,984
Customer Satisfaction	10%	8.2%	15,930
Employee Satisfaction	10%	8.7%	17,140
Individual Component	10%	10.0%	20,034
Total		110.9%	240,088

	David C. Benoit, Senior Vice President & CFO 2015 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	103,334
Customer Satisfaction	10%	8.2%	9,096
Employee Satisfaction	10%	8.7%	9,890
Individual Component	10%	10.0%	11,810
Total		110.9%	134,130

	Judith E. Wallingford, President Maine Water 2015 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	61,198
Customer Satisfaction	10%	8.2%	4,345
Employee Satisfaction	10%	8.7%	5,136
Individual Component	10%	11.3%	8,001
Total		112.2%	78,680

	Maureen P. Westbrook, Vice President Customer & Regulatory Affairs 2015 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	67,195
Customer Satisfaction	10%	8.2%	4,770
Employee Satisfaction	10%	8.7%	5,640
Individual Component	10%	10.6%	8,015
Total		111.5%	85,620

	Kristen A. Johnson, Vice President HR & Corporate Secretary 2015 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	64,694
Customer Satisfaction	10%	8.2%	4,593
Employee Satisfaction	10%	8.7%	5,429
Individual Component	10%	10.6%	7,716
Total		111.5%	82,432
(1) The Compensation Committee, using their good business judgment and discretion, deemed the Employee Satisfaction metric for CWC achieved at Threshold level performance despite the fact that the score achieved exceeded Maximum levels of performance, forfeiting 3% of the total award.

Total awards earned through the 2014 PSP for the 2015 plan year were as follows:

	2015 Annual and Long-Term PSP Awards Earned in 2015
	Annual PSP Award ($)	Long-Term PSP Award ($)
Mr. Thornburg	240,088	253,208
Mr. Benoit	134,130	95,953
Ms. Wallingford	78,680	53,275
Ms. Westbrook	85,620	58,496
Ms. Johnson	82,432	56,318

The Impact of Tax Considerations on Executive Compensation Decisions
While the Company’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described throughout this Compensation Discussion and Analysis section. Section 162(m) of the IRC of 1986 generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid individually to our Chief Executive Officer and the other NEOs in any one year, subject to certain specified exceptions. As previously noted, under the amended and restated employment agreement and change-in-control plan descriptions for Messrs. Thornburg, Benoit, and Ms. Westbrook beginning on page 49, in the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment,” as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then an additional “gross-up” payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the named executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. We included these provisions in these agreements because we did not want the potential excise tax to serve as a disincentive to pursue a change-in-control transaction that might otherwise be in the best interests of our shareholders. We believe that, in light of our NEOs record of performance, this determination is appropriate. Neither Ms. Wallingford's Employment Agreement nor Ms. Johnson's Amended and Restated Employment Agreement and change-in-control plan provide for a tax gross-up, instead, the Committee and Board amended each of Ms. Wallingford's Employment Agreement and Ms. Johnson's Amended and Restated Employment Agreement on January 24, 2013, to include a “Best of Net Cutback” provision. A "Best of Net Cutback” provision provides that the executive may receive his or her full change-in-control related payment and be responsible for all taxes, except that the payments will be reduced to an amount such that the payments would not constitute an "excess parachute payment," as defined in IRC Section 280G, if it would be more favorable to the executive on an after-tax basis.
Compensation Clawback Policy
The Committee has adopted a compensation clawback policy that applies to all incentive compensation received by executive officers and augments the clawback policy, set by regulation and included in the 2014 PSP. Under the policy, the Company may recover from an executive officer the amount of previously paid incentive compensation (including both cash and equity awards) that the Board of Directors determines to be appropriate in two circumstances. The first circumstance arises if an executive officer’s acts or omissions are a significant contributing factor to a requirement that the Company restate its reported financial results due to a material error. The second circumstance under which compensation may be recovered under the policy arises if the executive officer’s employment is terminated for “cause.” Under the policy, “cause” is defined to include instances of gross negligence, willful misconduct or willful malfeasance that materially adversely impact the Company’s reputation or business; willful violations of law that materially adversely affect the Company’s reputation or business; or theft, embezzlement or fraud. This clawback provision is intended to provide enhanced safeguards against certain types of executive misconduct, and allows for recovery of significant compensation paid to an executive officer who engages in such misconduct. In addition, the Committee has adopted a compensation clawback policy that applies to incentive compensation received by employees at large of the Company. The policy provides that if the Company is required to restate its financial results to correct a material error, and the Board of Directors reasonably determines that an employee’s fraud or willful misconduct was a significant contributing factor to the need to issue such restatement, then, to the extent permitted by applicable law, the Company may recoup or “clawback” such incentive compensation that the Board of Directors, in its discretion, determines to be appropriate.
Anti-Hedging Policy
The Company does not allow directors, officers, and specified employees to hedge the value of Company equity securities held directly or indirectly by the director or employee. Company policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities, as well as short sales of Company securities, hedging or monetization transactions or purchases of Company equity securities on margin. In addition, in 2015, no directors or officers pledged any common stock.
Risk Assessment
The Committee of the Board regularly reviews the compensation policies and practices for all employees, including executive officers, and has determined that our compensation policies do not, and are not reasonably likely to, have a material adverse effect on the Company. The Committee, following its review and approval of executive compensation matters, reports to the full Board for their ratification. The Company believes that this is an important step to assure that the decisions made by the Committee are aligned with the strategy of the Company and transparent to all constituencies, therefore exposing any potential risks for discussion and mitigation. The Committee makes decisions regarding incentive and other forms of compensation based on analysis and discussion of the following key factors, presented by knowledgeable industry professionals that have the potential to encourage excessive risk-taking:

•	an excessive focus on equity compensation;

•	a total direct compensation mix weighted toward annual incentives;

•	uncapped payouts;

•	unreasonable or undefined incentive plan goals; and

•	incentive payout “cliffs” that may encourage short-term business decisions to achieve payout parameters.

The Committee highlights the following design features of our executive compensation programs that operate to mitigate the concern of excessive risk taking for participants:

•	all plan parameters, including design, metrics, and payout targets are reviewed by an Independent Compensation Consultant engaged by the Committee;

•
the incentive plan design provides for a conservative mix of cash and equity, annual and long-term incentives and performance metrics including relative three-year annual TSR comparisons, Return on Shareholders Equity, customer and employee satisfaction and an individual component tied to the accomplishment of key strategic initiatives;

•	goals are appropriately defined to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	rolling three-year, long-term performance targets discourage short-term risk taking;

•	maximum payout levels for incentives are capped;

•	all executives participate in the same incentive plan, the 2004 PSP through April 24, 2014 and then the 2014 PSP as of May 8, 2014;

•	the Company does not currently grant stock options;

•	the Committee has the power to reduce payouts at their discretion and did so in the 2015 annual plan;

•	as public water utilities, the Company’s primary subsidiaries do not face the same level of risks associated with compensation for employees and executives at financial services companies; and

•	the 2014 PSP contains an appropriate clawback policy and the Company has augmented that to include additional situations that might give rise to a clawback on incentive compensation.
Non-Officer Incentive Plan
The Committee determined that, for all non-executive employees, the Company’s compensation programs are low risk. Each year from 2011 - 2015 the Committee has approved a short-term cash incentive program for non-officers called the Non-Officer Incentive Plan (“NOIP”). The Committee designed this plan to encourage a team of senior managers to accomplish goals related to key business drivers such as: EPS; sustainable, cost-effective efficiencies; revenue enhancements; responsible reductions in operations and maintenance expense; as well as customer and employee satisfaction. Ultimately, the NOIP benefits shareholders and customers by appropriately reducing expenses or enhancing revenues while maintaining exceptional customer service and water quality and encouraging safety and infrastructure improvements. In the period 2011 through 2015, the NOIP resulted in approximately $3.86 million in sustainable, appropriate savings. In 2015, the team identified $763,621 in expense reductions against a total incentive payout of $569,375 to participants. The Compensation Committee has determined that this program will not and does not pose a material adverse effect for the Company due to the fact that:

•	goals are appropriately defined to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	maximum payout levels for incentives are capped;

•	the Committee has the power to reduce payouts at their discretion; and

•	the 2014 PSP includes a clawback policy in the unlikely event that Plan awards have an unanticipated effect on risk.

For the 2016 plan year, the Committee approved a redesign of the program and renamed it the Senior Leader and Manager Incentive Plan ("SLMIP"). The plan's metrics are to achieve sustainable, cost-effective efficiencies; enhance customer satisfaction and employee satisfaction as measured by an independent third party research firm; control unaccounted for and lost water through achieving an absolute "metered ratio" which is in alignment with our commitment to protecting the environment; and to meet the Company's strategic business plan. The Compensation Committee has determined that, beginning in 2016, some or all of awards made under the SLMIP will be made in the form of equity awards under the 2014 PSP.

The Compensation Committee has determined that this program will not pose a material adverse effect for the Company due to the fact that:

•	goals are appropriately defined to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	maximum payout levels for incentives are capped;

•	the Committee has the power to reduce payouts at their discretion; and

•	the 2014 PSP includes a clawback policy in the unlikely event that Plan awards have an unanticipated effect on risk.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

2015 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric W. Thornburg,	2015	458,898	—	411,810		—	106,516		292,071	15,198	1,284,493
Chairman/President/CEO	2014	456,615	—	424,955	(5)	—	178,080	(6)	627,741	15,702	1,703,093
	2013	417,033	—	376,749		—	—		128,126	20,317	942,225

David C. Benoit,	2015	304,332	—	47,238		—	165,160		298,961	7,950	823,641
Senior Vice President Finance/CFO	2014	298,360	—	47,238		—	168,087		650,527	8,089	1,172,301
	2013	260,620	—	33,930		—	180,556		86,410	7,819	569,335

Judith E. Wallingford,	2015	216,457	—	65,569		—	61,205		198,498	6,494	548,223
Division President, Maine Water	2014	205,631	—	64,920		—	59,617		326,182	6,169	662,519
											—

Maureen P. Westbrook,	2015	247,361	—	50,396		—	73,319		131,372	7,421	509,869
VP, Regulatory & Customer Affairs	2014	246,136	—	79,641	(5)	—	45,711		526,562	7,348	905,398
	2013	225,347	—	44,550		—	114,558		(5,033)	6,761	386,183

Kristen A. Johnson,	2015	238,159	—	27,726		—	99,467		72,565	7,145	445,062
VP, Human Resources & Corporate Secretary	2014	236,973	—	26,406		—	74,816		183,465	7,109	528,769
	2013	216,431	—	25,457		—	141,076		28,626	6,493	418,083

(1) In January 2015, NEOs received either restricted stock or performance shares which is performance based and determined in accordance with the Company's actual performance in comparison to strategic goals approved by the Committee, before the year begins. The amounts in the stock awards columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and reported at target, the level of performance expected at grant. The amounts reported for all years have been calculated to conform to SEC regulations. If the highest level of performance criteria were achieved, the aggregate grant date fair value of the portion of PSP awards elected by Messrs. Thornburg and Benoit, and Mesdames Westbrook, Johnson and Wallingford in performance shares or restricted stock would be disclosed in the following table. Performance conditions for these awards are disclosed on page 37.

Name	Year(A)	Maximum Annual Award ($)	Maximum Long-Term Award ($)
Mr. Thornburg	2015	133,560	467,460
	2014	50,880	445,200
	2013	251,166	272,097
Mr. Benoit	2015	29,524	35,429
	2014	23,819	26,465
	2013	21,812	24,236
Ms. Wallingford	2015	17,485	78,683
	2014	18,284	82,280
	2013	—	—
Ms. Westbrook	2015	38,397	32,398
	2014	36,569	41,140
	2013	33,943	28,640
Ms. Johnson	2015	18,484	20,794
	2014	17,604	19,804
	2013	16,972	19,093

A.
The amounts reported in this table represent the equity portions of the Annual and Long-Term PSP Awards as elected by the NEOs before the start of each year for 2013, 2014, and 2015. The Long-Term Incentive Awards vest ratably at 33.33%, per year, over a three-year period. All vesting periods also carry a requirement that the executive remain employed by the Company to the completion of the vesting period to receive the earned award. Ms. Westbrook, before the start of the 2015 incentive plan year, elected a future date payment option for the performance share units earned under the annual incentive, pursuant to the 2014 PSP. As a result, Ms. Westbrook is required to accept payment of the performance share portions of her 2015 annual incentive award earned on the date that is 45 days following the final vesting of the approved award. Mr. Thornburg's 2015 annual maximum award reflects his election to receive 50% in performance shares versus 2014 and 2013 when he elected 20% and 100%, respectively. Performance conditions for these awards are disclosed on page 37.

(2) The compensation reported in this column is in the form of cash units issued under the PSP for each plan year represented. Both the annual award and vested and unvested portion of each year's long-term award are included in this column for each NEO. The long-term component has a continued employment vesting schedule, in addition to the attainment of specific performance conditions as disclosed beginning on page 37.
(3) Reflects the increases from 2013 through 2015 in the actuarial present values of each NEO's accumulated benefits under the Company's pension plan and Supplemental Executive Retirement Program (“SERP”). In addition, this column reflects the above market interest earned through the Executive Non-Qualified Deferred Compensation Plan for Messrs. Thornburg and Benoit and Mesdames Westbrook, Johnson and Wallingford of $2,301, $32,732, $7,917, $5,505 and $3,884, respectively. The year over year change in pension value decreased in 2015 primarily due to the discount rate increase year over year from 3.95% to 4.30%. Ms. Westbrook's change in pension value for 2013 was ($11,041) less the above market interest of $6,008 for a total of ($5,033).
(4) Amounts reflected in this column include the Company's 401(k) safe harbor, non-elective contributions for each NEO in 2015. In addition, Mr. Thornburg's 2015 amount includes $3,746 for club memberships, and $1,303 for the cost of a supplemental long-term disability policy and $2,199 for his supplemental life policy. Mr. Thornburg's supplemental long-term disability policy, when combined with the standard long-term disability policy benefit provided to other NEOs, will provide Mr. Thornburg a benefit equal to 60% of his compensation in the event that he is disabled. The supplemental life policy, granted by the Compensation Committee for Mr. Thornburg, provides for life coverage equal to $1.5 million.

(5)
For Mr. Thornburg and Ms. Westbrook, the amounts shown also include the grant date fair value of the awards of 2,723 and 750 restricted shares, respectively, that the Committee awarded Mr. Thornburg and Ms. Westbrook in March 2014, which vest ratably at 33.33% annually over the three-year period 2015 - 2017.

(6)	Mr. Thornburg's 2014 Non-Equity Incentive Plan Compensation has been updated to reflect an error from the prior year's proxy statement.

Grants of Plan-Based Awards for 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
E. W. Thornburg	1/22/2015	77,910	100,170	133,560	6,527	11,500	16,784	—	—	NA	601,035
D. C. Benoit	1/22/2015	118,096	188,953	259,810	825	1,320	1,813	—	—	NA	64,924
J. E. Wallingford	1/22/2015	41,527	65,569	89,611	976	1,831	2,685	—	—	NA	96,150
M. P. Westbrook	1/22/2015	53,996	93,593	133,191	838	1,407	1,977	—	—	NA	70,796
K. A. Johnson	1/22/2015	64,694	110,904	157,113	452	774	1,097	—	—	NA	39,284

(1)	The closing share price of the Company's Common Stock was $35.81 on January 21, 2015, the day prior to the grant date.

(2)
Amounts reflect the grant date fair value of restricted stock and performance shares issued to named executives on January 21, 2015, for incentive awards, if awards were earned for maximum levels of performance. Reported amounts are determined according to accounting principles generally accepted in the United States.

As described previously in the Compensation Discussion and Analysis on page 24, the Committee allocates a threshold, target, and maximum award for each participant annually in December of the year proceeding the award measurement period. Specific targets disclosed on page 38 herein, covering a range of shareholder, customer, and employee driven strategic goals are established before the year begins. At the conclusion of the fiscal year, the Committee reviews a management report, comparing the actual performance against the pre-established goals to determine the level of earned award. The award is paid in accordance with the elections made by the participant between restricted stock, performance shares, and cash units, made prior to the fiscal year being measured and the future date payment option elected by the participant in accordance with the 2014 PSP and 409A.

Outstanding Equity Awards at Fiscal Year-End 2015

						Stock Awards
	Option Awards					Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
E. W. Thornburg	—	—	—	—	—	1,815	68,988	12,624	479,838
D. C. Benoit	—	—	—	—	—	—	—	1,261	47,931
J. E. Wallingford	—	—	—	—	—	—	—	2,849	108,290
M. P. Westbrook	—	—	—	—	—	500	19,005	1,880	71,459
K. A. Johnson	—	—	—	—	—	—	—	1,175	44,662
The December 31, 2015, closing price of Company's Common Stock was $38.01.

(1)
Reporting 100% of long-term incentive award shares including all unvested portions of the 2013, 2014, and 2015 awards. In 2013 through 2015, the long-term awards vest ratably over a three-year period. Ms. Westbrook, before the start of the 2015 incentive plan year, elected a future date payment option for the performance share units earned under the annual incentive, pursuant to the 2014 PSP. As a result, Ms. Westbrook is required to accept payment of the performance share portions of her 2015 annual incentive award earned on the date that is 45 days following the final vesting of the approved award.

Material Features of Equity-Based Awards
The Company’s 2014 PSP provides for an aggregate of up to 450,000 shares of Common Stock of the Company to be issued as awards of incentive or non-qualified stock options, shares of restricted stock or awards of performance share unit, performance cash units or other stock-based awards (each, an “Award”). Options must be issued at an option price no less than the fair market value of the Company’s Common Stock on the date of the grant. Under the 2014 PSP, a maximum of 33% of the shares subject to option awards vest in equal annual installments, beginning on the first anniversary of the date of the grant of the award and ratably over the following three anniversaries of such date. The Company has not awarded any stock options under the PSP since December 2003.
Restricted stock awards are conditioned upon the attainment of performance goals established by the Committee for the performance period to which the award relates and the award recipient’s continued employment with the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to vote and receive dividends. Participants may elect to have these awards made in the form of performance shares.
The Committee may grant stock appreciation rights ("SARs") under the 2014 PSP either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the Company's Common Stock as of the date of grant and no SAR granted under the 2014 PSP may be exercised more than ten (10) years after the date it is granted.
The Committee may also grant awards of performance share or performance cash units pursuant to the 2014 PSP. At the completion of a performance award period, the Committee will determine the award to be made to each participant by multiplying the number of performance units granted to each participant by a performance factor representing the degree of attainment of the performance goals. Performance share units will be paid in the form of Common Stock upon the participant’s retirement or termination and cash units are paid in cash. Awards through the annual plan became 100% vested after results are evaluated at the conclusion of the measurement period. Awards will vest 33.33% per year ratably over three years, as long as the participant is employed by the Company.

2015 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
E. W. Thornburg	—	—	9,803	362,711
D. C. Benoit	—	—	1,229	45,473
J. E .Wallingford	—	—	2,961	109,557
M. P. Westbrook	—	—	2,267	83,879
K. A. Johnson	—	—	1,126	41,662

(1)	Includes 33.33% of the 2012, 2013, and 2014 long-term PSP awards. The figures also include 100% of the 2014 Annual PSP awards, see page 41.

(2)	The value is calculated using the closing price of March 4, 2015 (the date as defined by provisions in the 2014 PSP) for each NEO’s awards at $37.00 per share.

CHANGE-IN-CONTROL AND TERMINATION AGREEMENTS
On November 21, 2008, the Company and the Connecticut Water Company ("CWC") entered into Amended and Restated Employment Agreements with certain executives, including Messrs. Thornburg and Benoit and Mesdames Johnson and Westbrook. On January 1, 2012, the Company and the Maine Water Company ("MWC") entered into an Employment Agreement with Judith E. Wallingford. In March 2014, the Committee and Board acted to remove the stay-on bonus feature from all Employment Agreements recognizing that they are no longer a favored market practice. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change-in-control of the Company. The agreements do not become effective until a change-in-control occurs (the “Effective Date”). A change-in-control is deemed to occur when (i) any person, other than the Company, CWC or any employee benefit plan sponsored by the Company or CWC, becomes the beneficial owner, directly or indirectly, of 20% or more of the Common Stock of the Company or CWC; (ii) the shareholders of the Company or CWC approve (A) any consolidation or merger of the Company or CWC in which the Company or CWC is not the continuing or surviving corporation (other than a consolidation or merger of the Company or CWC in which holders of the Common Stock of the Company or CWC have the same proportionate ownership of Common Stock of the surviving corporation) or pursuant to which the Common Stock of the Company or CWC would be converted into cash, securities, or other property; or (B) any sale, lease, exchange, or other transfer of all or substantially all the assets of the Company or CWC;

(iii) there is a change in the majority of the Board of the Company or CWC during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change-in-control has occurred.
As of the Effective Date, CWC (or MWC with respect to Ms. Wallingford's agreement) agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements for Messrs. Thornburg and Benoit and Mesdames Johnson and Westbrook is paid by CWC and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans, and welfare plans applicable to executive employees, (iv) fringe benefits, and (v) an office and support staff. In the event that any payment or benefit received or to be received by Messrs. Thornburg, Benoit and Ms. Westbrook under the agreement would be an “excess parachute payment,” as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up” payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the named executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment.
As noted previously, in January 2013, the Board approved the 1st Amendment to each of Ms. Wallingford's Employment Agreement and Ms. Johnson's Amended and Restated Employment Agreement providing for a “Best of Net Cutback” provision to address the calculation of their benefits in the event of a potential termination in association with a change-in-control. The “Best of Net Cutback” instructs that the executive will receive their full change-in-control related payments and be personally responsible for all taxes, except that the payments will be reduced to an amount such that it would not constitute an "excess parachute payment," as defined in IRC Section 280G, if it would be more favorable to the executive on an after-tax basis.
If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of CWC (or MWC with respect to Ms. Wallingford's agreement) under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or non-qualified retirement or deferred compensation plans maintained by the Company; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.
If the executive’s employment is terminated for any reason other than cause, death, or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of CWC (or MWC with respect to Ms. Wallingford's agreement) are payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) — (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of CWC (or MWC with respect to Ms. Wallingford's agreement) for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under CWC’s qualified defined benefit retirement plan and under any non-qualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by CWC (or MWC with respect to Ms. Wallingford's agreement) or the Company; (vii) a lump sum payment equal to all life, health, disability and similar welfare benefit plans and programs of CWC for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.

Post-Termination Payments and Benefits
The Company estimates of the payments to each of the NEOs that would be made under various triggering events are described in the tables on the following pages, which were prepared as though each of our NEO’s employment was terminated on December 31, 2015, using a share price of $38.01 for our Common Stock.

2015 Change-in-Control Summary
Eric W. Thornburg

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Cash Severance(1)					2,014,085
Retirement Benefits
Pension Plan(2)	327,293	145,126	193,873	327,293	327,293
SERP(3)	1,424,822	644,872	919,716		1,833,867
Deferred Compensation(4)					13,602
Defined Contribution Plan(5)					26,062
Equity Awards: Stock Options, Restricted Stock & Performance Shares(6)	1,087,715	1,087,715	1,087,715		1,087,715
Other Benefits
Health & Welfare(7)					82,092
Outplacement & Legal(8)					25,000
280G Tax Gross-Up(9)(10)					—
TOTAL	2,839,830	1,877,713	2,201,304	327,293	5,409,716

David C. Benoit

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Cash Severance(1)					1,243,593
Retirement Benefits
Pension Plan(2)	758,094	525,569	692,340	758,094	758,094
SERP(3)	958,269	437,518	616,313		1,266,435
Deferred Compensation(4)					202,899
Defined Contribution Plan(5)					26,062
Equity Awards: Stock Options, Restricted Stock & Performance Shares(6)	465,298	465,298	465,298		465,298
Other Benefits
Health & Welfare(7)					71,118
Outplacement & Legal(8)					25,000
280G Tax Gross-Up(9)(10)					—
TOTAL	2,181,661	1,428,385	1,773,951	758,094	4,058,499

Judith E. Wallingford

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Cash Severance(1)					860,480
Retirement Benefits
Pension Plan(2)	1,014,325	848,664	1,058,565	1,014,325	1,223,362
SERP(3)					—
Deferred Compensation(4)					22,761
Defined Contribution Plan(5)					21,288
Equity Awards: Stock Options, Restricted Stock & Performance Shares(6)	337,314	337,314	337,314		337,314
Other Benefits
Health & Welfare(7)					17,842
Outplacement & Legal(8)					25,000
280G Tax Severance Reduction(9)(10)(11)					—
TOTAL	1,351,639	1,185,978	1,395,879	1,014,325	2,508,047

Maureen P. Westbrook

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Cash Severance(1)					973,339
Retirement Benefits
Pension Plan(2)	849,134	545,495	1,264,135	849,134	849,134
SERP(3)	483,846	195,440	369,492		655,032
Deferred Compensation(4)					49,104
Defined Contribution Plan(5)					24,327
Equity Awards: Stock Options, Restricted Stock & Performance Shares(6)	296,392	296,392	296,392		296,392
Other Benefits
Health & Welfare(7)					12,461
Outplacement & Legal(8)					25,000
280G Tax Gross-Up(9)(10)					—
TOTAL	1,629,372	1,037,327	1,930,019	849,134	2,884,789

Kristen A. Johnson

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Cash Severance(1)					937,139
Retirement Benefits
Pension Plan(2)	—	71,476	179,197	179,837	179,837
SERP(3)			740,542		479,925
Deferred Compensation(4)					32,970
Defined Contribution Plan(5)					23,422
Equity Awards: Stock Options, Restricted Stock & Performance Shares(6)	272,589	272,589	272,589		272,589
Other Benefits
Health & Welfare(7)					28,009
Outplacement & Legal(8)					25,000
280G Tax Severance Reduction(9)(10)(11)					—
TOTAL	272,589	344,065	1,192,328	179,837	1,978,891

(1)
If the named executive’s employment is terminated for any reason other than cause, death, or the attainment of age 65, or if the executive is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the Company, in return for the executive’s covenants regarding confidential information and non-competition (the “Covenants”), will pay an amount equal to three times the base salary of the named executive plus three times the target bonus for the named executive under the short-term incentive award program.

(2)
The amounts reported for retirement benefits equal the present value (using an assumed discount rate of 4.30%) of the accumulated benefit at December 31, 2015, for each of the named executives. Ms. Wallingford's amount reported in the column "Termination for Change-In-Control" also includes additional retirement benefits for the three years covered under the employment agreement. The additional retirement benefits would be equal to the present value (using an assumed discount rate of 4.30%) of the difference between the annual pension benefits that would have been payable under the CWC employee's Retirement Plan (the "Retirement Plan") had the executive continued to participate in the plan for an additional three years and the vested benefits at the time of termination.

(3)
Under a change-in-control, the NEOs, with the exception of Ms. Wallingford (see footnote (2) above), would receive additional retirement benefits for the three years covered under the employment agreement. The additional retirement benefits would be equal to the present value (using an assumed discount rate of 4.25%) of the difference between the annual pension benefits that would have been payable under the CWC Employees’ Retirement Plan (the “Retirement Plan”) and under the non-qualified Supplemental Executive Retirement Program had the executive continued to participate in the plans for an additional three years and the vested benefits at the time of termination.

(4)
The amounts reported are equal to the difference between the benefits which would have been payable to the named executive under any deferred compensation agreement had the named executive continued in the employ of the Company for an additional three years and the benefits actually payable.

(5)
The amounts reported are aggregate amounts that would have been contributed on behalf of the named executive under the CWC Employee Savings Plan (401(k)) for an additional three years, plus estimated earnings had the named executive continued to participate.

(6)
Named executive will become fully vested in equity compensation awards previously granted, such as stock options, restricted stock, and performance shares. Unvested shares would be forfeited under termination for cause.

(7)
Amounts reported represent a lump sum payment equal in value of the benefits provided to the NEOs under the life, health, disability, and welfare benefit programs of the Company for a period of three years, plus three years of additional credit for purposes of determining eligibility to participate in any such plan for retirees.

(8)	Represents estimate of value of outplacement services for one year.

(9)
In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment,” as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up” payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. The gross-up payment would compensate the executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. However, the value of a non-competition covenant with an executive would not be considered a part of a parachute payment. The Company hired an independent appraiser in 2015 to determine the value of the non-competition covenants that the Company has with the NEOs. Based on the Company’s most recent calculations, the Company believes that no such excise tax would have been payable upon employment termination for any of the NEOs described above in connection with, or upon, a change-of-control having an effective date as of December 31, 2015. For purposes of these calculations, the Company assumed that the portion of the required payments to each of Messrs. Thornburg and Benoit and Mesdames Westbrook, Wallingford and Johnson represents reasonable compensation for the non-competition covenants set forth in each of their agreements. Ms. Wallingford and Ms. Johnson's agreements are identical in that they both provide for a "Best of Net Cutback".

(10)
If the Company did not have non-competition covenants in place with the executives named in the above table, the estimated 280G tax gross-up payments to Messrs. Thornburg and Benoit and Ms. Westbrook would have been $1,302,877; $787,533 and $520,615, respectively. In addition, the corporate deductibility for the change-in-control payments listed above for Messrs. Thornburg, Benoit and Mesdames Westbrook, Wallingford and Johnson would have been limited to $1,316,492; $1,117,749; $904,227; $597,253 and $844,521, respectively.

(11)
In January 2013, the Board approved amendments to Mesdames Wallingford's and Johnson's Amended and Restated Employment Agreements providing a "Best of Net Cutback" provision. This provision allows for the NEO to receive full change-in-control related payments and be responsible for all taxes, except that the payments will be reduced to an amount such that it would not constitute an "excess parachute payment," as defined in IRC Section 280G, if it would be more favorable to the executive on an after-tax basis.

The following Pension Benefit Table shows the present value of accumulated benefits payable to each of our NEOs under their retirement plans.
Pension Benefits Table for 2015

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year($)
E. W. Thornburg	Connecticut Water Company Employees Retirement Plan	10.00	366,196	—
	Supplemental Executive Retirement Program	9.83	1,501,434	—
D. C. Benoit	Connecticut Water Company Employees Retirement Plan	20.00	903,534	—
	Supplemental Executive Retirement Program	19.67	1,258,370	—
J. E .Wallingford	Connecticut Water Company Employees Retirement Plan	35.00	1,395,488	—
	Supplemental Executive Retirement Program	N/A	N/A	—
M.P. Westbrook	Connecticut Water Company Employees Retirement Plan	27.50	1,065,856	—
	Supplemental Executive Retirement Program	27.25	608,178	—
K. A. Johnson	Connecticut Water Company Employees Retirement Plan	9.00	225,362	—
	Supplemental Executive Retirement Program	8.58	261,823	—

(1)
In determining the present value of the accumulated benefits for the CWC Employees Retirement Plan, we used a discount rate of 4.30% for December 31, 2015. For the Supplemental Executive Retirement Program, we used a discount rate of 4.25% for December 31, 2015. For the CWC Employees Retirement Plan, we have assumed the form of payment would be 75% lump sum and 25% annuity with a 4.25% lump sum discount rate. For the Supplemental Executive Retirement Plan, we have assumed the form of payment would be 100% annuity. For other assumptions used in estimating these amounts, see Note 12 “Long-Term Compensation Arrangements” in the Company’s 2015 Form 10-K.

Retirement Plans
All employees and officers of CWC hired prior to January 1, 2009, MWC (formerly Aqua Maine, Inc., including Consumers Maine Water Company or related entities) employees and officers hired prior to April 1, 2003 and BSWC (the Biddeford and Saco Water Company) hired and eligible to participate before the March 1, 2012 “Biddeford Plan Freeze Date” are entitled to participate in the CWC Employees Retirement Plan as amended and restated on January 1, 2015, a noncontributory qualified defined benefit plan. Retirement benefits for eligible employees and officers of CWC are based on years of credited service and average earnings, which is defined to mean the highest average annual regular basis compensation received by an individual for the Company during any 60 consecutive months for CWC employees. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Retirement benefits for eligible MWC employees and officers previously employed by Aqua Maine, Inc. or related entities are based on the formula carried over from the Aqua America Plan and is based upon years of credited service and compensation averaged over the highest five (5) consecutive years, and are not reduced by employee's Social Security benefits. The former participants in the Plan maintained by BSWC are participants in the CWC Employees' Retirement Plan, but they do not accrue any benefits under the Plan since accruals were frozen under the BSWC Plan effective March 1, 2012. Contributions, which are actuarially determined, are made to the Retirement Plan by CWC and MWC for the benefit of all employees and vested retirees covered by the Retirement Plan.
The IRC of 1986, as amended, imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, CWC maintains a Supplemental Executive Retirement Program (“SERP”), for certain executives. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average earnings, as defined under the CWC Employees Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. Participants are part of the Retirement Plan, a defined benefit plan covering all CWC employees hired before January 1, 2009, MWC employees, as defined earlier, employed prior to April 1, 2003. If the participating executive retires after attaining age 62, average earnings also include the value of cash units, restricted stock, and performance share units awarded under the Company’s 1994 (as amended and restated in 2002), 2004 or 2014 Performance Stock Programs.
In the case of each of Messrs. Thornburg, Benoit and Ms. Johnson, the annual benefit amounts are also reduced by benefits payable under the retirement plan of a prior employer. All supplemental executive retirement agreements provide an early retirement benefit if the NEOs retires from service to the Company at any age between 55 and 65.
The material assumptions used in valuing the pension liability and expense for the CWC Employees Retirement Plan and the SERP benefits can be found in footnote Note 12 “Long-Term Compensation Arrangements” in the Company’s 2015 Form 10-K.
NEOs also participate in the amended Savings Plan (401(k)) of CWC, as amended and restated as of January 1, 2016, and other benefit plans generally available to all levels of salaried employees. Also, NEOs may elect to defer compensation under a non-qualified salary deferral plan, described below:
Non-qualified Deferred Compensation Table for 2015

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
E. W. Thornburg	13,000	—	4,534	—	62,971
D. C. Benoit	26,000	—	67,633	—	892,282
J. E .Wallingford	25,976	—	7,587	—	106,687
M. P. Westbrook	5,850	—	16,368	—	215,825
K. A. Johnson	19,053	—	11,090	—	150,494

(1)
Above market interest credited for Messrs. Thornburg and Benoit and Mesdames Westbrook, Johnson, and Wallingford of $2,301, $32,732, $7,917, $5,505 and $3,884 respectively are reported in the 2015 Summary Compensation Table in the amounts shown in the “Change in Pension Values and Non-Qualified Deferred Compensation Earnings” column.

NEOs may elect to defer compensation under individual non-qualified deferred compensation agreements. Each Deferred Compensation Agreement permits the executive officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the participant. Amounts deferred to the account are credited with interest on a semi-annual basis at an Interest Equivalent equal to fifty percent (50%) of the product of (i) the AAA Corporate Bond Yield Averages published by Moody’s Bond Survey for the Friday ending on or immediately preceding the applicable January 1 and July 1 plus 4 percentage points (the “Interest Factor”), multiplied by (ii) the balance of the Employee’s Deferred Compensation Account, including the amount of Interest Equivalent previously credited to such employee’s account, as of the preceding day (i.e., December 31 or June 30). Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to each participant (or to the executive officer’s designated beneficiary) upon termination of employment by the

Company. The payment is in the form of an annual annuity if the participant terminates on or after the age of 55. The payment is a lump sum if the NEO terminates prior to age 55. If the participant is terminated for “cause” as defined in the Deferred Compensation Agreement, the participant shall be entitled only to a return of amounts deferred without payment of accrued interest.

PROPOSAL (2) – THE NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we request our shareholders provide an advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. In May 2011, the Board recommended, and our shareholders voted to approve, a non-binding advisory resolution establishing that the advisory vote on compensation of our NEOs would be conducted on an annual basis.
Material Changes to Executive Compensation
Our shareholders showed strong support (94.51%) for our compensation practices in 2015, an increase of 1.18 percentage points over 2014. Since that time, the Committee and the Board have made the following modifications to executive compensation plans and programs for fiscal years 2015 and 2016:

•
The Compensation Committee used their good business judgment and discretion to reduce the award payable to the NEO's under the 2015 Annual Incentive plan. The effect of this downward discretion reduced each NEO's total award calculation by 3%;

•	Engaged The Wilson Group as the Independent Compensation Consultant in 2015 to review the compensation peer group and perform an executive and director benchmarking analysis;

•	Revised the compensation peer group in December 2015 to align with best practices;

•
In 2015 the long-term incentive metrics were redesigned into a TSR scorecard. This scorecard permits the Committee to make awards when the Company’s three-year average TSR performance meets or exceeds certain benchmarks when compared to the performance against the S&P Small Cap Utilities Index, the S&P Mid Cap Utilities Index and our Water Utility Peer Group, as disclosed on page 39. This approach further aligns the executives’ long-term focus with that of our shareholders;

•
The long-term incentive metric was further modified in 2016 such that 50% of the award is based on the Company’s relative performance against the TSR scorecard as previously stated and 50% on achieving an absolute three-year average return on shareholder’s equity, a clean measure of how effectively management is managing the shareholders capital by delivering regulated and market based revenues, controlling expenses and growing net income;

•	Adjusted the 2016 annual and long-term incentive award opportunity levels for the CEO to better align with compensation peer group practices;

•
Adopted a new compensation administration structure following a comprehensive study by the independent Compensation Consultant that resulted in new pay ranges for all Company positions, including the NEO positions, the effect of which adjusted the NEO's grade range midpoints by 1%;

•
Adopted the use of a new merit matrix approach for managing pay within ranges using both performance rating and position in pay grade to model merit increases for the NEOs, consistent with the non-executive pay program. This has the effect of slowing merit increases once market competitive pay has been attained (the Committee has the ability to adjust the results of the modeling downward, as appropriate);

•	Increased CEO and other NEOs base salaries by an average of 3.9% in 2015 and 3.75% in 2016, consistent with increases for non-executives;

•
Provided the SVP/CFO, in 2016, with a supplemental term life insurance policy because the benefit offered from the group-term life policy was not sufficient to provide him the benefit detailed in his original offer of employment due to caps on compensation in the group-term life policy;

•	Purchased individual long-term disability policies for the CEO and SVP/CFO in 2015 and for the remaining NEOs in 2016 to maintain a benefit equal to the benefit provided to all employees; and

•	Approved revised metrics and granted equity participation in the 2014 PSP for participants of the Senior Leader and Manager Incentive Program ("SLMIP") for fiscal year 2016.
We encourage long-term stock ownership by our executive officers through our Ownership and Retention Guidelines for the Company's CEO, SVP/CFO, the Maine Water Company President and the Company's Vice Presidents; and all NEO's awards include graduated vesting on performance share and restricted stock awards through our 1994 (as amended and restated in 2002), 2004 and 2014 PSPs at 33.33% per year beginning on the first anniversary of the grant date.
Our annual incentive compensation plans are aligned between Company executives and other management employees of the Company eligible to participate in an incentive plan to ensure unified achievement of Company goals and objectives.

We establish total compensation packages such that, when our fundamental financial performance is at target levels, total compensation (base salary, annual short-term cash incentives, and long-term incentives) for each NEO is competitive with the size adjusted market value total compensation for executives in comparable positions at companies in our peer comparator groups, in 2015 and 2016, that was approximately the 25th percentile of the Regulated Utility Peer Group.
We place a strong emphasis on variable compensation, which is designed so that the payout opportunity is directly linked to the achievement of pre-determined financial and other key performance metrics, with upside opportunity for exceeding the pre-determined goals.
Our allocation of cash to non-cash compensation is weighted toward cash-based compensation in order to (1) minimize the extent to which the interests of existing shareholders are diluted by equity used as compensation; and (2) align the majority of our variable compensation with our fundamental financial performance (on which management has a great deal of direct influence) and to the creation of TSR (on which management has relatively less direct influence) to establish balance and ownership behavior in our executives.
We believe that proper administration of our executive compensation program should result in the development of a management team that improves our fundamental financial performance and provides value to the long-term interests of the Company and its shareholders. Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” and additional information regarding “Executive Compensation” sections of this Proxy Statement on pages 24 to 56.
The Committee and the entire Board believes the Company’s executive compensation programs have been effective at incenting the achievement of strong financial performance and competitive relative returns to shareholders.

Following are highlights of the Company’s financial performance in 2015:

•	Net Income and Earnings per Share ("EPS") were $22.8 million, and $2.07, respectively, compared to $21.3 million and $1.95 in 2014;

•
Total revenue, from all business segments, grew to $103.1 million from $101.5 million, an increase of $1.6 million, or 1.6%.  Total revenue includes all revenues generated by the Company's three business segments: Water Activities, Services and Rentals, and Real Estate;

•
Net Income in the Water Activities segment, the Company's principal business, grew by approximately $1.2 million to $21.0 million from $19.8 million in 2014, an increase of 6.1%, largely attributable to the recovery of costs for completed infrastructure replacement projects through the WISC in Maine and the WICA in Connecticut, as well as rate decisions authorized in Maine by the MPUC. Additionally, in June 2015, the MPUC approved via Stipulation Agreement Maine Water’s treatment of Internal Revenue Service Repair Tax Regulations retroactive to January 2014, providing benefits for customers and shareholders;

•
The Services and Rentals segment contributed net income of $1.4 million in 2015. In 2014, the segment contributed $1.5 million in net income. The Real Estate segment generated net income of $349,000 in 2015 through transactions of non-water supply land in the third quarter. In 2014, the segment produced income of $50,000;

•
Total operating expenses increased $543,000 or about 0.8% to $69.4 million compared to $68.9 million in 2014. Operating results reflected increased expenses related to benefits, payroll, and outside resources retained for key initiatives in cyber security, succession planning and overall risk management initiatives. The increases were largely offset by a reduction in income tax expense driven by the repair tax deduction and the 2015 Stipulation Agreement in Maine. In addition a $1.2 million income tax benefit was recorded in the first quarter of 2015 resulting from the reversal of a previously recorded provision related to an IRS audit of the Company’s 2012 Federal Income Tax Return which was completed during the first quarter of 2015 with no change to the Company’s tax liability;

•	2015 Capital expenditures were $47.8 million, with $23.4 million, or 49%, of that invested in infrastructure replacement that is recoverable through WISC and WICA;

•	In November 2015, the CWS Board approved a 2016 capital spending plan of $65.9 million that includes $22.6 million in WICA and WISC projects;

•	In February 2016, Standard and Poor's affirmed the Company's "A" corporate credit rating;

•	The Company has paid dividends for 59 consecutive years and has increased its dividend now for 46 consecutive years;

•	The Company’s long-term performance is strong with three-year average annual TSR at 11.2%, exceeding both the S&P Small Cap Utilities and S&P Utilities (all) indices;

•	The Company’s five-year Net Income and EPS compounded annual growth rates were 18.4% and 12.7%, respectively, demonstrating the high quality of our earnings; and

•	The Company’s five-year compounded annual growth rate for stock price (inclusive of dividends) was 59.8% for the period 2011- 2015 and the three-year annual growth rate was 39.8% for 2013-2015.

We are asking our shareholders to indicate their support for the reasonable and appropriate compensation arrangements with our NEOs as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution to be presented at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”
This “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Committee or our Board of Directors. Our Board of Directors and our Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are appropriate to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
FOREGOING RESOLUTION, RELATING TO THE COMPENSATION OF OUR NEOs AS
DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE
RULES OF THE SEC — PROPOSAL 2

AUDIT COMMITTEE REPORT

The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. GAAP and for expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

In connection with the preparation and filing of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2015 (the "audited financial statements"), the Audit Committee performed the following functions:

• The Audit Committee reviewed and discussed with senior management and Baker Tilly Virchow Krause, LLP ("Baker Tilly"), the Company's independent registered public accounting firm for the fiscal year ended December 31, 2015, the audited financial statements, management's report on the effectiveness of the Company's internal control over financial reporting and Baker Tilly's evaluation of the Company's internal control over financial reporting.

• The Audit Committee also discussed with Baker Tilly the matters required to be discussed by Auditing Standards No. 16, "Communications with Audit Committees", as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Release No. 2012-004.

• The Audit Committee received the written disclosures and an independence letter from Baker Tilly confirming their independence with respect to the Company as required by applicable requirements of the PCAOB. The Audit Committee discussed with Baker Tilly its independence from the Company, including whether the provision of non-audit services provided by Baker Tilly to the Company is consistent with maintaining their independence.

Based upon the functions performed, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the U.S. Securities and Exchange Commission.

Ms. Lisa J. Thibdaue, Chairman
Ms. Mary Ann Hanley
Mr. Arthur C. Reeds
Ms. Carol P. Wallace

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

PROPOSAL (3) – RATIFICATION OF THE APPOINTMENT OF BY THE AUDIT COMMITTEE OF BAKER TILLY VIRCHOW KRAUSE LLP

The Audit Committee has appointed Baker Tilly Virchow Krause, LLP ("Baker Tilly") to serve as the Company's independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2016. Although we are not required to seek shareholder approval of this appointment, it has been our practice for many years to do so. No determination has been made as to what action the Audit Committee and the Board would take if our shareholders fail to ratify the appointment.
Even if the appointment is ratified by shareholders, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company.
Representatives of Baker Tilly will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Changes Relating to Independent Registered Public Accounting Firm
On October 1, 2014, the Company was notified that the audit practice of ParenteBeard LLC ("ParenteBeard") an independent registered public accounting firm, was combined with Baker Tilly Virchow Krause, LLP ("Baker Tilly") in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly, either as employees or partners of Baker Tilly. On October 1, 2014, ParenteBeard resigned as the auditors of the Company with the approval of the Audit Committee of the Company's Board of Directors.
The report of independent registered public accounting firm of ParenteBeard regarding the Company's consolidated financial statements for the fiscal year ended December 31, 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal year ended December 31, 2013, and during the subsequent interim period from the end of the most recently completed fiscal year through October 1, 2014, the date of resignation, there were no (i) disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to make reference to such disagreement in its audit reports or (ii) no "reportable events" within the scope of item 304(a)(1)(v) of Regulation S-K.
On October 1, 2014, the Audit Committee approved the engagement of Baker Tilly as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2014, effective as of October 1, 2014. In deciding to engage Baker Tilly, the Audit Committee reviewed auditor independence requirements and concluded that Baker Tilly has no commercial relationship with the Company that would impair its independence.
During each of the fiscal years ended December 31, 2012 and 2013, and during the subsequent interim period from the end of the most recently completed fiscal year through October 1, 2014, neither the Company nor anyone acting on behalf of the Company has consulted with Baker Tilly regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company's consolidated financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Principal Accounting Fees and Services
During fiscal year 2015, the Company retained its independent registered public accountants, Baker Tilly to provide services in the following categories and amounts.

Audit Fees
The aggregate fees billed by Baker Tilly for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $427,300 for the fiscal year-ended December 31, 2015, and $413,548 for the fiscal year-ended December 31, 2014. These amounts also included the audits of the subsidiary financial statements of the Connecticut Water Company and the Maine Water Company for 2015 and the Connecticut Water Company, the Maine Water Company and the Biddeford and Saco Water Company for 2014 and associated travel related costs and administrative expenses.

Audit Related Fees

	2014	2015
Registration Statements	$—	$—

All Other Fees

	2014	2015
All Other Fees	$—	$—
Tax Fees
In addition to the services and fees stated above, in 2014 and 2015 Baker Tilly billed the Company for the following:

	2014	2015
Tax Services Fee(1)	$12,600	$12,058

During 2014 and 2015, the Company prepared the 2013 and 2014 tax returns, respectively, in house and Baker Tilly reviewed the returns.

In accordance with its Charter, the Audit Committee pre-approved all audit and non-audit fees for 2014 and 2015 as listed above.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (3)

Other Matters
The Board knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.
Householding of Annual Meeting Materials
Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports, and related notices. This means that only one copy of our Proxy Statement and/or our 2015 Annual Report may have been sent to multiple shareholders in your household. If you would like to obtain another copy of any of these documents, please contact our Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, CT 06413, or by telephone at 1-800-428-3985, ext. 6056. If you want to receive separate copies of the Proxy Statement, and/or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy of any of these documents for all shareholders in your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.
REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2017 Annual Meeting of Shareholders is January 14, 2017. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.
In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2017 must be received by the Company no later than December 2, 2016, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders.
Kristen A. Johnson
Vice President, Human Resources
and Corporate Secretary
March 30, 2016
The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the SEC. Additional copies of the 2015 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any shareholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 6056, by email at kjohnson@ctwater.com, or by mail to Kristen A. Johnson, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, CT 06413.

DIRECTIONS
Connecticut Water Service, Inc.
Annual Meeting of Shareholders
Held at the Madison Beach Hotel
94 W. Wharf Road, Madison, Connecticut
Meeting at 2:00 P.M. — Doors Open at 1:00 P.M.
IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL 1-800-428-3985, EXT. 6015, AND
LEAVE YOUR NAME, ADDRESS, AND TELEPHONE NUMBER. ALSO, IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING, PLEASE ALSO STATE THAT REQUEST WHEN YOU CALL.
The Madison Beach Hotel's website is
http://www.madisonbeachhotel.com
From New York City, New Haven and West:
Interstate 95 North to Connecticut Exit 61 (CT-79). Right turn at exit ramp onto CT-79 / Durham Road. Travel approximately .9 miles, turn right onto Boston Post Road / Route 1. Go up about half a mile, turn left onto W. Wharf Road. The Madison Beach Hotel is at the end of the road on the right. The hotel offers free valet parking of all vehicles.
From Hartford, Springfield and North:
Interstate 91 South or I-84 West to Hartford. From Hartford, take I-91 South to Route 9. Then Route 9 South to Exit 13 (CT-17S) towards New Haven. Continue straight on CT-17 for 6.8 miles. Make slight left at traffic light onto CT-79, travel for approximately 8 miles. Enter roundabout and take second exit CT-79S. Travel 6.2 miles, make a right onto Boston Post Road / Route 1. Go up about half a mile, turn left onto W. Wharf Road. The Madison Beach Hotel is at the end of the road on the right. The hotel offers free valet parking of all vehicles.
From Boston, Providence and East
Interstate 95 South to Connecticut Exit 61. Left turn at the exit ramp onto CT-79 / Durham Road. Travel approximately 1 mile, turn right onto Boston Post Road / Route 1. Go up about half a mile, turn left onto W. Wharf Road. The Madison Beach Hotel is at the end of the road on the right. The hotel offers free valet parking of all vehicles.
CLINTON, CT 06413-1600
Investor Address Line 1
In
May 10, 2012
2:00 PM EST
The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Eric W. Thornburg, David C. Benoit, and Kristen A. Johnson, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock and Preferred A Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Water’s Edge Resort and Spa, 1525 Boston Post Road, Westbrook, Connecticut, May 10, 2012, 2:00 PM, and at any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued an

d to be signed on reverse side

0000131960_2 R1.0.0.11699

Connecticut Water

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class I Director Nominees:

Nominees

01 Heather Hunt 02 Eric W. Thornburg

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of directors and to vote FOR Proposals 2, and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000273446_1 R1.0.1.25